Exhibit 10.23

CERTAIN IDENTIFIED INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10) BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [******] INDICATES THAT INFORMATION HAS BEEN REDACTED

BARDIN ROAD BUSINESS PARK

INDUSTRIAL LEASE

BETWEEN

CPF BARDIN JV LP

AS LANDLORD

AND

RENT THE RUNWAY, INC.,

AS TENANT

FOR THE PREMISES LOCATED AT

BUILDING NO. B

1111 W BARDIN ROAD

ARLINGTON, TEXAS 76017

i

DEFINITIONS INDEX

Defined Term	Section
Affiliate	15(c)
Agreed Rate	(a)(i)
Allowance	5(d)(i)
Allowed Interior Alteration	10(a)
Alteration	10(a)
Annual Reconciliation	(b)(ii)
Anticipated Completion Date	5(f)
Antiterrorism Laws	3(b)(iii)(A)
Anti-Terrorism Order	25(s)
Base Rent	(b)(i)
Beneficiary	18
Building	1
Building Shell	9(d)
Business Day	18
CERCLA	22(a)(i)
Closed Loop	[x	]
Comerica	18
Commencement Date	1(c)
Common Areas	8(c)
Completion Estimate	13(b)
Construction Drawings	5(c)
Construction Management Fee	5(d)(iii)
Contest Resolution Deadline	3(b)(iii)(B)
Costs of Reletting	17(b)(i)
Credit	18
Deadline Completion Date	5(f)
Debtor Relief Laws	(a)(i)
Default	17(a)
Default Rate	(f)(i)
Delivery Date	1(d)
Early Access Date	5(j)
Effective Date	Caption
Electrical Service	18
End Date	(a)(ii)
Environmental Conditions	22(a)(iii)
Environmental Costs	22(a)(iv)
Environmental Law or Laws	22(a)(i)
Environmental Laws	3(b)(iii)(A)
Estoppel Certificate	20
Excluded Costs	(a)(ii)
Excluded Environmental Conditions	22(a)(v)
Excluded Taxes	(a)(iii)
Exhibit	1(c)

Exiting	25(v)
Expenses	(a)(iv)
Expiration Date	1(c)
Extension Notice	18
Extension Rate	18
Fair Market Rental Value	18
Financial Statements	25(j)(i)
First Adjustment Date	(a)(iii)
First Issuer	(a)(iv)
For Rent	6
GAAP	15(c)
Garbage	9(c)
Governmental Authority	3(b)(i)
GREEN	1(c)
Green Certification	1(c)
Green Cleaning Agents	[x	]
Hard Costs	5(d)(i)
Hazardous Materials	22(a)(ii)
Improvements	3
Initial Term	1(c)
Jersey Barrier	18
Land	1
Landlord	Caption
Landlord Party	12(a)(i)
Landlord’s Liability Insurance	11(b)
Landlord’s Market Rate Designation Notice	18
Landlord’s Property Insurance	11(a)
Landlord’s ROFO Notice	18
Landlord’s Work	5(b)(i)
Law	3(b)(i)
LC Proceeds	(a)(vi)
Lease	Caption
Letter of Credit	(a)(v)
Market Rate Outside Agreement Date	18
Mishandled LC Proceeds	(a)(vii)
Mortgagee	21(a)
Nondisturbance Provision	21(b)
Ordinary Wear and Tear	9(b)
Other Designated Additional Insureds	11(d)(ii)
Outside Equipment	1(e)
Outside Equipment Areas	1(e)
Permitted Recipient	25(j)(ii)
Permitted Transfer	15(b)
Permitted Use	3(a)
Premises	1
Prevailing Party	17(e)

Prime Rate	17(b)(iii)
Project	3
Property	1
Punch List Items	5(e)
Qualified Bank	(a)(viii)
Qualified Capital Costs	(a)(v)
Qualified LC	(a)(ix)
Quick	18
RCRA	22(a)(i)
Renewal Options	18
Renewal Term	18
Rent	(a)(vi)
Required Removables	10(b)
Required Use Permits	5(a)(ii)
Reserved Areas	1(ii)
ROFO	18
ROFO Space	18
Rules and Regulations	7
Schedule	Caption
Second Firm	(e)(ii)
Security Deposit Account	(a)(x)
Signs	25(u)
Standard CGL Policy	11(d)(i)
Structural Defects	9(e)
Subordination Agreement	21(a)
Substantially Complete	5(e)
Superior Instrument	21(a)
Sustainability Initiative	1(c)
Taking	14
Taxes	(a)(vii)
Tenant	Caption
Tenant Delay	5(e)
TENANT PARTIES	12(b)
TENANT PARTY	12(b)
Tenant Reimbursement Amount	(b)(ii)
Tenant’s Broker	23
Tenant’s Excess Share	5(d)(i)
Tenant’s Firm	(e)(i)
Tenant’s Liability Insurance	11(d)
Tenant’s Market Rate Acceptance Notice	18
Tenant’s Market Rate Objection Notice	18
Tenant’s Property	11(c)
Tenant’s Property Insurance	11(c)
Tenant’s Proportionate Share of Expenses	(a)(viii)
Tenant’s Work	10(a)
Term	1(c)
Transfer	15(a)
Transferee	18
Utility	6(a)

INDUSTRIAL LEASE

This Industrial Lease (this “Lease”) is made and entered into as of March 31, 2018, (the “Effective Date”) by and between the party designated as the landlord in the Schedule (“Landlord”) and the party(ies) designated as the tenant(s) in the Schedule (collectively, “Tenant”). The Lease consists of the following Schedule (the “Schedule”), Terms and Conditions and Exhibit(s) referenced herein.

SCHEDULE

Landlord:

Name: CPF BARDIN JV LP

Entity: Limited Partnership

State of Formation: Delaware

Address:          c/o Barings

    150 South Wacker Drive, Suite 350

    Chicago, Illinois 60606

with copy to:

Name:             TRANSWESTERN

Address:         5001 Spring Valley Road

    Suite 400W

    Dallas, Texas 75244

    Attn: Property Manager

Tenant:

Name: RENT THE RUNWAY, INC.

Federal Tax Identification No.: 80-0376379

Entity: Corporation

State of Formation: Delaware

Address:          345 Hudson Street, 6th floor

    New York, New York 10014

    Attn: Legal Department

Guarantor:	None

Land:	The land legally described in Exhibit B attached hereto, upon which Buildings A and B, and all common areas appurtenant thereto, sit.

Building:	Building B: 1111 W Bardin Road, Arlington, TX 76017

Premises:	Approximately 319,886 leasable square feet as shown on the Floor Plan attached hereto as Exhibit C

Property:	The Land, together with buildings and improvements now or hereafter located on the Land, and all easements, licenses and rights-of-way appurtenant to the Land, commonly known as Bardin Road Business Park

Initial Term:	One Hundred Forty Four (144) months commencing on June 1,2018

Commencement Date:	June 1,2018

Expiration Date:	May 31,2030

Delivery Date:	The first to occur of the Early Access Date (defined in Section 5(i) below), or the Commencement Date

Base Rent:	Period of Term	Annual Base Rent	Monthly Base Rent
	6/1/2018 - 1/31/2019	$[******] (8 Months)	$[******]
	2/1/2019 - 11/30/2019	$[******] (10 months)	$[******]
	12/1/2019 - 5/31/2020	$[******] (6 months)	$[******]
	6/1/2020 - 5/31/2021	$[******]	$[******]
	6/1/2021 - 5/31/2022	$[******]	$[******]
	6/1/2022 - 5/31/2023	$[******]	$[******]
	6/1/2023 - 5/31/2024	$[******]	$[******]
	6/1/2024 - 5/31/2025	$[******]	$[******]
	6/1/2025 - 5/31/2026	$[******]	$[******]
	6/1/2026 - 5/31/2027	$[******]	$[******]
	6/1/2027 - 5/31/2028	$[******]	$[******]
	6/1/2028 - 5/31/2029	$[******]	$[******]
	6/1/2029 - 5/31/2030	$[******]	$[******]

Leasable Area of Project B:	Building B: 1111 W Bardin Road, Arlington, TX 76017 - 420,000 square feet

Leasable Area of Property	840,000 square feet

Project B:	Building B, together with the land on which Building B is located and the common areas serving Building B

Tenant’s Proportionate Share of Expenses:	[******]% of the Property

Tenant’s Proportionate Share of Taxes:	[******]% of Project B

Initial Monthly Estimated Tenant Reimbursement Amount:	$[******]

Permitted Use:	[******]

Security for Tenant’s Obligations:	Letter of Credit initially in the amount of $[******], subject to reduction as provided in the definition of Qualified LC in Section 4(a) below, and any cash proceeds thereof.

Tenant’s Broker:	Name:Cresa Partners Address: 3475 Piedmont Road, Suite 900 Atlanta, Georgia 30305 Attention: Jim Bob Taylor

Maximum Allowance:	$[******]

Renewal Term:	Two (2) renewal options of Five (5) years each

ROFO Space:	The adjacent vacant space in Building B, containing approximately 100,114 square feet

EXHIBITS:
A	Site Plan
B	Legal Description of Land
C	Floor Plan
C-l	Load Limit Specifications
D	Rules and Regulations
E	Commencement Date Confirmation
F	Landlord’s Work
F-l	Cost Estimate
G	Approved Form of Letter of Credit
H	Renewal Options
I	Right of First Opportunity
J	“Green” Lease Terms
K	Memorandum of Lease Form
L	Monthly Minimum Letter of Credit Amounts

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the date written above.

LANDLORD:	TENANT:

CPF BARDIN JV LP, a Delaware limited partnership	RENT THE RUNWAY, INC., a Delaware corporation

By: CPF BARDIN INVESTOR, LLC, a	By: /s/ Scarlett O’Sullivan
Delaware limited partnership, its general	Print Name: Scarlett O’Sullivan
partner	Title: CFO
Date: April 11, 2018

By: BARINGS LLC, a Delaware limited
liability company, its manager

By: /s/ Susan Hammersley
Print Name: Susan Hammersley
Title: Vice President
Date: April 16, 2018

TERMS AND CONDITIONS

1. LEASE OF PREMISES. Demise. Subject to the covenants, terms, provisions and conditions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the premises described in the Schedule (the “Premises”), which are contained in the building described in the Schedule (the “Building”), which is located on the land described in the Schedule (the “Land”), which comprises a part of the real property (the “Property”) described in the Schedule, including all mechanical (HVAC), electrical, plumbing, life safety and other units, systems and equipment located in or exclusively serving the Premises, together with the right in common with others to use the Common Areas, but excepting and exclusively reserving unto Landlord the use of:

(i)	the roof of the Building (excluding the interior surface of the ceiling in the Premises);

(ii)

the following, to the extent marked “reserved” in the floor plan attached as Exhibit C (the “Reserved Areas”): (a) telephone, electrical and janitorial closets, (b) equipment rooms, building risers or similar areas that are used by Landlord for the provision of common Utilities, and (c) the areas within the Premises used for the installation of common Utility lines and other installations serving occupants of the Building, subject to the covenants, terms, provisions and conditions of this Lease. Landlord reserves the right to add land to the Property and/or additional improvements on the Property and/or such land, including without limitation the proposed Building C and appurtenant land, provided such additions do not materially adversely affect Tenant’s use of the Premises and subject to the covenants, terms, provisions and conditions of this Lease (and in such event, the Leasable Area of the Property and Tenant’s Proportionate Share thereof shall be adjusted accordingly);

(iii)	rights to the land and improvements below the floor of the Premises; and

(iv)	the improvements and air rights outside the demising walls of the Premises (other than the Common Areas).

Despite the definitions of Land and Property above, if a proposed Building C (similar in design and function to Building A and B) is constructed on the land adjacent to the Land described in Exhibit A and such new Building C is incorporated into the Property as a unified project (under common management or an operating agreement, declaration, REA or similar agreement), then Landlord may, at its option, expand the Property to include that Building C and the land under and around it, in which case the Leasable Area of the Property and Tenant’s Proportionate Share thereof shall be adjusted accordingly.

(b) Covenant of Quiet Enjoyment. Subject to the other provisions of this Lease, Landlord covenants that neither Landlord nor anyone else lawfully claiming superior title through or under Landlord will disturb Tenant’s possession of the Premises during the Term.

(c) Term. The initial term of this Lease (the “Initial Term”) shall commence on the commencement date described in the Schedule (the “Commencement Date”) and expire on the expiration date described in the Schedule (the “Expiration Date”), unless terminated earlier as otherwise provided in this Lease, and subject to renewal if and to the extent described in the Schedule. The Initial Term, as permissibly extended, is hereinafter called the “Term”. The Commencement Date and the Expiration Date shall be confirmed by execution by the parties of a Commencement Date Confirmation in the form attached hereto as Exhibit E within ten (10) days after the actual Commencement Date is ascertained.

(d) Possession. Landlord agrees to deliver possession of the Premises to Tenant on the delivery date described in the Schedule (the “Delivery Date”). If for any purpose, including the performance of any of Tenant’s Work, Tenant takes occupancy of the Premises prior to the Commencement Date (which Tenant may not do unless the Delivery Date is a date occurring prior to the Commencement Date), then all of the terms and provisions of this Lease shall apply to such pre-Term occupancy by Tenant, except that Tenant shall not be obligated to pay Base Rent or Tenant Reimbursement Amount for any period before the Commencement Date, but Tenant shall pay for all incremental expenses incurred as a result of Tenant’s occupancy prior to the Commencement Date (e.g. electricity, etc.).

(e) Outside Equipment Areas. Notwithstanding anything to the contrary in this Lease, subject to Landlord’s approval thereof in accordance with the terms of this lease, as part of Tenant’s Work, Tenant shall install certain equipment (“Outside Equipment”), including (without limitation) Tenant’s generator and chillers, in Project B in areas outside the Premises (“Outside Equipment Areas”). All such Outside Equipment Areas shall be deemed part of the Premises for purposes of this Lease, including (without limitation) the maintenance, insurance, indemnification and environmental provisions of this Lease.

2. RENT.

(a) Definitions. For purposes of this Lease, the following terms shall have the following meanings:

(i) “Agreed Rate” means an interest rate, or imputed interest rate, or discount rate of 10% per annum.

(ii) “Excluded Costs” means the following:

(A) Excluded Taxes, as defined below;

(B) depreciation or other non-cash expenses, except the amortization expense and imputed interest relating to Qualified Capital Expenditures as described in Section 2(c) below;

(C) capital expenditures, including roof replacements, parking lot replacements, replacements of any common Building HVAC units, and any other expenditures that Landlord must capitalize under generally accepted accounting principles; however, the amortization expense and imputed interest relating to Qualified Capital Expenditures as described in Section 2(c) below will not be Excluded Costs and will be included in Expenses;

(D) interest and principal payments and other costs of obtaining or servicing mortgages or other loans made to Landlord (except that this clause will not prevent Landlord from including amortization of Qualified Capital Expenditures as described below); and any rental payments on any ground lease or other superior lease (except for rental payments thereunder which are in the nature of charges to cover or reimburse Taxes or other costs that would, if paid directly by Landlord, qualify as Expenses and not be Excluded Costs under other clauses of this definition);

(E) costs paid or incurred to procure tenants, to lease space, or to sell or otherwise transfer any interest in the Property, including advertising costs, brokerage commissions, legal fees for negotiating leases or sales contracts, and costs paid or incurred to make improvements for, or to provide allowances or other inducements to, any tenant;

(F) any cost or expenditure for which (and to the extent) Landlord is compensated or reimbursed (whether by insurance proceeds, condemnation proceeds, or otherwise), except through tenant reimbursements;

(G) the cost of providing any service to other tenants or to unleased, leasable (i.e., not Common Area) space that Landlord does not provide or make available to Tenant (without a specific additional charge) under this Lease, including the costs of Utilities that Tenant obtains directly from utility providers as provided in Section 6(a) below; and the cost of providing any level of service to other tenants that substantially exceeds the level of service provided by Landlord to Tenant (without a specific additional charge) under this Lease;

(H) salaries and fringe benefits paid to or for executives or employees above the grade of property manager, and a percentage of the salary and benefits paid to or for any other employee of Landlord who spends a substantial portion of his or her time at work on matters unrelated to the Property, which percentage will equal 100% less Landlord’s reasonable estimate of the percentage of the employee’s time at work devoted to matters related to the Property;

(I) dividends paid by Landlord;

(J) (J) losses charged against income to write off or provide a reserve for uncollectible rent or other receivables of Landlord;

(K) any uninsured costs incurred to repair and restore or replace the Building or other tangible property of Landlord after it is damaged by a fire or other casualty, except that costs for which Landlord is not compensated or reimbursed by insurance only because of a reasonable insurance deductible or self-insured retention that benefits Tenant (by reducing the insurance premiums included in Expenses) will not be Excluded Costs;

(L) the portion, if any, of any fee or price paid by Landlord to an affiliate that exceeds the fee or price Landlord would reasonably have been expected to pay in an arms-length transaction;

(M) fees, dues, and other contributions paid by or for Landlord to real estate or other civic organizations;

(N) political and charitable contributions;

(O) costs of removing or encapsulating Hazardous Substances, except that costs of removing normal construction, office, and cleaning supplies and materials and costs of normal and customary testing and monitoring for Hazardous Substances will not constitute Excluded Costs, and will be included in Expenses;

(P) costs of defending, prosecuting, or otherwise participating in any lawsuit or arbitration that results from an actual or alleged breach of contract by Landlord;

(Q) costs incurred to collect Rents or to otherwise enforce any lease because the tenant under the lease commits a breach of the lease;

(R) costs incurred because of, or to correct, any failure of the Property to comply with Laws, except costs that Landlord incurs because of any changes after the Effective Date in Laws or in the enforcement or generally accepted interpretation thereof;

(S) damages paid or payable by Landlord that are proximately caused by negligence or willful misconduct of Landlord or its employees or affiliates;

(T) rentals and other expenses incurred in leasing air-conditioning equipment or other equipment that are ordinarily considered to be real property improvements or fixtures, except those (if any) the price of which would be a Qualified Capital Expenditure if Landlord had purchased rather than leased them;

(U) Landlord’s general off-site administrative and overhead costs or any factor added to other costs to cover general off-site administrative and overhead costs or to provide Landlord an additional profit; except that:

(1)

Excluded Costs will not, and Expenses will, include reasonable management fees (not to exceed 3% of Landlord’s gross revenue from the Property) and imputed interest on unamortized Qualified Capital Expenditures as described in Section 2(c); and

(2)

if, in addition to paying a the 3% management fee to its property manager for the Property, Landlord reimburses the property manager for incidental out-of-pocket expenses (e.g., bank fees and mileage reimbursement), then this clause (U) will not prevent Landlord from including those reimbursements in Expenses and excluding them from Excluded Costs.

(iii) “Excluded Taxes” means the following, except, if at any time during the Term, any of the foregoing is levied or assessed by any governmental entity, as a substitute for (but not in addition to), in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes, but only to the extent that such real estate taxes or other ad valorem taxes are reduced:

(A) taxes on or measured by net income of Landlord or of any consolidated tax group of which Landlord is part, but any gross rents taxes or sales taxes on rents shall be included in Taxes;

(B) estate or inheritance taxes;

(C) any transfer, succession, or change of ownership taxes assessed on Landlord’s transfer or conveyance of rights or interest in this Lease or in Project B , but not any increases in ad valorem taxes assessed against the Project B resulting from such change of ownership or the sale price thereof, which shall be included in Taxes;

(D) penalties or interest that would not have been imposed but for a failure of Landlord to (a) file its tax returns properly and timely, or (b) make a timely payment of taxes (other than those taxes, if any, for which Tenant itself has not made a timely required payment or reimbursement to Landlord); excluding, however, any penalties or interest imposed because of Landlord’s failure to prevail in a good faith dispute with tax authorities where Landlord’s reasonable position, had it prevailed, would have benefited Tenant; and

(E) franchise taxes payable by Landlord for the privilege of doing business as an entity (separate and apart from its owners) in Texas or any other jurisdiction.

(iv) “Expenses” shall mean all expenses, costs and disbursements—other than Excluded Costs and Taxes—paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Property. Expenses shall be determined on an accrual basis and accounted for consistently from year to year.

(v) “Qualified Capital Costs” means any capital expenditure that is made primarily because of changes after the Effective Date in Laws or in the enforcement or generally accepted interpretation thereof, or (b) to improve the Property’s security or life safety or to reduce Expenses. For example, the cost of a replacing Common Area lighting will constitute a Qualified Capital Expenditure if Landlord determines that the replacement will be more economical over time because of lower repair costs or utility costs.

(vi) “Rent” shall mean Base Rent, Tenant Reimbursement Amount and any other sums or charges owing by Tenant to Landlord under this Lease.

(vii) “Taxes” shall mean all taxes, assessments and fees levied upon or against Project B (excluding those taxes, assessments and fees relating solely to buildings other than the Building), the property of Landlord located therein or the rents collected therefrom, other than Excluded Taxes. Taxes will include, except to the extent an Excluded Tax, all charges by any governmental entity based upon the ownership, leasing, renting or operation of the Property, including all reasonable costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any Excluded Taxes. For the purpose of determining Taxes for any given calendar year, the amount to be included for such calendar year (A) from all Taxes (including real estate taxes) other than special assessments which are payable in installments, shall be the amount accrued, assessed or otherwise levied for such calendar year (without regard to when such Taxes are due for payment or paid) and (B) from special assessments which are payable in installments shall be the amount of the installment (and any interest) due and payable during such calendar year. (However, to avoid double counting, Taxes will be accounted for consistently from year to year.) With respect to the allocation of Taxes, the Taxes for Building B may include taxes, assessments and/or fees on the land on which Building B is located, as well as additional land, and therefore, until such time as the real estate taxes for Building B are separately assessed, Landlord will reasonably and equitably allocate such Taxes for Building B.

(viii) “Tenant’s Proportionate Share of Expenses” shall mean the percentage described in the Schedule, which has been determined by dividing the number of leasable square feet in the Premises by the number of leasable square feet in the Property.

(ix) Tenant’s Proportionate Share of Taxes” shall mean the percentage described in the Schedule, which has been determined by dividing the number of leasable square feet in the Premises by the number of leasable square feet in Project B.

(b) Components of Rent. Tenant agrees to pay the following amounts to Landlord:

(i) Base rent (“Base Rent”) to be paid in monthly installments in the amounts described in the Schedule in advance on or before the first day of each month of the Term, except that Tenant shall pay to Landlord upon Tenant’s execution of this Lease, the installment of Base Rent which is due for the first month of the Term for which Base Rent is due.

(ii) Additional rent (“Tenant Reimbursement Amount”) in an annual amount equal to the sum of (A) Tenant’s Proportionate Share of Expenses for each calendar year, plus (B) Tenant’s Proportionate Share of Taxes for each calendar year. Prior to each calendar year, Landlord shall furnish Tenant with Landlord’s good faith estimate of the amount of Tenant Reimbursement Amount that will accrue for such calendar year, and Tenant shall pay Landlord one-twelfth (1/12111) of such estimate on the first day of each month during such calendar year, except that Tenant shall pay to Landlord upon Tenant’s execution of this Lease, the installment of estimated Tenant Reimbursement Amount which is owing for the first month of the Term for which Tenant Reimbursement Amount is due. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. The initial monthly estimated Tenant Reimbursement Amount is described in the Schedule. Within 120 days after the end of each calendar year, Landlord shall deliver to Tenant a statement (the “Annual Reconciliation”) setting forth the actual Expenses and Taxes for such calendar year and the total amount of estimated Tenant Reimbursement Amount that Tenant has paid for such calendar year. Within thirty (30) days after receipt of such Annual Reconciliation, Tenant shall pay to Landlord the amount of Tenant Reimbursement Amount owing for such calendar year minus all estimated Tenant Reimbursement Amount paid by Tenant for such calendar year. If the total estimated Tenant Reimbursement Amount paid by Tenant for such calendar year exceeds the amount of Tenant Reimbursement Amount owing for such calendar year, then Landlord shall apply such excess as a credit against future payments required of Tenant under this Lease or promptly refund such excess to Tenant if the Term has already ended, provided Tenant is not then in Default hereunder, in either case without interest to Tenant.

(c) Recovery of Qualified Capital Expenditures. For purposes of calculating Expenses, Landlord will amortize any Qualified Capital Expenditure with interest over time, rather than include the entire expenditure in Expenses at the time the expenditure is made. More specifically, Landlord may add periodic charges to Expenses to amortize the Qualified Capital Expenditure over its useful economic life and provide for imputed interest on the unamortized balance at the Agreed Rate.

(d) Prorations for any Short First and Last Years. If the Term begins on any date other than January 1, Landlord must prorate Expenses and Taxes for the calendar year in which the Term begins. Similarly, if the Term (including any extension) ends on a date other than on December 31, Landlord must prorate Expenses and Taxes for the calendar year in which the Term ends.

(e) Verification of Expenses.

(i) Tenant’s Right to Review. Tenant may engage an accounting firm (“Tenant’s Firm”) to review Landlord’s books and records relating to Expenses and Taxes during regular business hours at the management office of Landlord or Landlord’s property manager, subject to the following conditions: (a) no Default has occurred and is continuing; (b) Tenant has made timely payments of all amounts required by the preceding provisions of this Section 2; (c) Tenant must have given at least 30 days advance notice to Landlord of the date of the commencement of the review; (d) after the review is commenced, it must be conducted expeditiously; (e) a review that extends to Expenses or Taxes for a given calendar year must be started no later than 90 days after Tenant’s receipt of the Annual Reconciliation Statement for that year and must be completed no later than sixty (60) days after it is started; (f) Tenant’s Firm must (1) be engaged on a non-contingent fee basis, (2)

be a nationally or regionally recognized certified public accounting firm that offers a full range of accounting services, and (3) otherwise be reasonably acceptable to Landlord; and (g) all communications with Landlord (and Landlord’s representatives) relating to the review must be by employees of Tenant or Tenant’s Firm. Tenant and Tenant’s Firm, and the Second Firm, if applicable, shall keep the results of any such inspection strictly confidential, and shall enter into a commercially reasonable non-disclosure agreement upon Landlord’s request.

(ii) Disputed Amounts. If Landlord disagrees with the results of Tenant’s review and the parties do not otherwise resolve their disagreement within 30 days, Landlord and Tenant shall work in good faith to agree on another independent, neutral accounting firm (a “Second Firm”) to consider the results of Tenant’s review and, as the Second Firm deems necessary, to conduct its own review of the relevant books and records, and any determination of Expenses or Taxes made by the Second Firm will be binding on the parties.

(iii) Resulting Adjustments. After Tenant’s review and the resolution of any disagreement between Landlord and Tenant over the results, if Tenant has overpaid or underpaid the Tenant Reimbursement Amount calculated by reference to the Expenses or Taxes reviewed, then (1) Landlord must credit within 30 days any prior overpayment against payments then due or to become due from Tenant or refund within 30 days the prior overpayment to Tenant, and (2) Tenant must correct within 30 days any prior underpayment by making another payment to Landlord.

(iv) Costs of the Review. Tenant must pay all costs incurred because of any review described in this Section 2(e), including the fees of Tenant’s Firm and of any Second Firm selected as provided above, except that if Tenant’s review of Expenses or Taxes for any calendar year results in the determination that Landlord’s Annual Reconciliation had overstated those Expenses or Taxes by more than 10%, then Landlord must pay the fees of any Second Firm involved and must reimburse to Tenant the reasonable, out of pocket hourly or flat fees paid by Tenant to Tenant’s Firm.

(v) Termination of Rights to Object. Despite the foregoing, Tenant’s right to review or object to any Expenses or Taxes reported in an Annual Reconciliation will terminate and be waived 120 days after Tenant receives the Annual Reconciliation, unless and except to the extent that Tenant makes specific objections to those Expenses or Taxes by notice to Landlord given before the end of the 120-day period.

(f) Payment of Rent. The following provisions shall govern the payment of Rent: (i) Tenant shall pay Rent to Landlord at Landlord’s address described in the Schedule (Attention: Accounting), or to such other party or to such other address as Landlord may hereafter designate by written notice to Tenant; (ii) if the Term commences or ends on a day other than the first day or last day of a calendar month, then Rent for the month in which the Term so begins or ends shall be prorated based upon the number of days in the applicable month;

(i) Expenses and Taxes shall be prorated for any partial calendar year within the Term based upon the ratio that the number of days in such partial calendar year bears to 365; (iv) except as otherwise provided in this Lease, (a) all Rent shall be paid to Landlord without demand, offset or deduction, and (b) the covenant to pay Rent shall be independent of every other covenant in this Lease; (v) any Rent payment owing by Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at a rate (the “Default Rate”) equal to one and one-half percent (l’A%) per month, but in no event higher than the maximum rate permitted by applicable Law. In addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent (5%) of the amount of such Rent payment (but not less than $ 150), provided that, with respect to the first and second delinquency in any calendar year, no late charge shall be due unless Tenant fails to pay the delinquency within five (5) days after written notice of such delinquency is given to Tenant; (vi) if modifications are made to the Property changing the number of leasable square feet contained in the Property, then Landlord shall make an appropriate adjustment to Tenant’s Proportionate Share of Expenses and Tenant’s Proportionate Share of Taxes; (vii) Tenant’s agreement to pay any underpayment of Tenant Reimbursement Amount for the calendar year in which the Term ends, and Landlord’s obligation to refund any overpayments of Tenant Reimbursement Amount for the calendar year in which the Term ends shall survive the end of the Term; (viii) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due within ten (10) days after Tenant receives a statement or invoice showing such amount is payable; (ix) if Landlord fails to give Tenant an estimate of Tenant Reimbursement Amount prior to the beginning of any calendar year or partial calendar year within the Term, then Tenant shall continue to pay estimated Tenant Reimbursement Amount at the rate for the previous calendar year until Landlord delivers such estimate; and (x) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of any contrary application) to satisfy any obligations of Tenant hereunder in the order in which those obligations became or will become due.

3. USE.

(a) Permitted Use. Tenant may use the Premises only for the uses described in the Schedule (the “Permitted Use”) or other lawful uses approved in advance in writing by Landlord, which approval will not be unreasonably withheld, delayed, or conditioned.

(b) Prohibited Uses.

(i) Tenant shall not cause or permit the Premises to be used in any way which (i) constitutes a material violation of any federal, state or local law, statute, ordinance, code, rule order or decree (individually, a “Law” and collectively, the “Laws”), or (ii) constitutes a nuisance or waste. To be clear, any violation of Laws that is asserted by any Governmental Authority will be considered material for purposes of this provision. As used herein, “Governmental Authority” means the United States, the State of Texas, the county, the city, and any other political subdivision in which the Land is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Landlord, Tenant, or Project B.

(ii) If, however, any Governmental Authority asserts a violation of Laws—other than a violation of Environmental Laws or Anti-Terrorism Laws—Tenant may in good faith and by appropriate and lawful proceedings contest the assertion and pending the contest Tenant will not be in default under this Lease because of the assertion so long as Tenant satisfies the following conditions: (1) Tenant must diligently prosecute the contest to completion in a manner reasonably satisfactory to Landlord; (2) Tenant must cause the Premises to comply with the Laws at issue promptly after a final determination by a court of competent jurisdiction that the same are valid and apply to the Premises; and (3) Tenant must conclude the contest, correct any violations of such Laws, and pay all claims asserted against Landlord or Project B because of such violations, all before the Contest Resolution Deadline.

(iii) As used herein:

(A) “Environmental Laws” has the meaning indicated in Section 22(a) below; “Antiterrorism Laws” means the Laws referenced in Section 25(r)(i) below; and

(B) “Contest Resolution Deadline” means, with regard to any contest of an asserted violation of Laws undertaken by Tenant as expressly permitted by this Lease, the earliest of (1) the date that any criminal prosecution is instituted or overtly threatened against Landlord because of the subject matter of the contest, (2) the date that any writ or other court order is issued under which property in which Landlord has an interest (including Project B) may be seized or sold because of the subject matter of the contest, (3) the date any other action is taken or overtly threatened by any Governmental Authority against Landlord or any such property because of the subject matter of the contest, (4) the last day of the Term, or (5) the reasonable deadline therefor established by Landlord as necessary to complete a sale or financing involving Project B.

(iv) Tenant shall not use or install any of Tenant’s Property in or to the Premises which would exceed the load referenced in Exhibit C-l.

4. LETTERS OF CREDIT.

(a) Definitions. For purposes of this Lease, the following terms shall have the following meanings:

(i) “Debtor Relief Laws” means federal and state bankruptcy, insolvency, reorganization, receivership, or similar debtor relief Laws affecting the rights of creditors generally, including the federal Bankruptcy Code as amended from time to time.

(ii) “End Date” means the date that is the earlier of (A) 4 months after the Expiration Date (as extended pursuant to Exhibit H if and after Tenant has exercised its right to extend the Term as provided in Exhibit H) or (B) 6 months after any date on which this Lease is terminated before the end of the Term and a final determination has been made as to what amounts, if any, were owed and unpaid from Tenant to Landlord under this Lease.

(iii) “First Adjustment Date” means the date that is 29 months after the Commencement Date.

(iv) “First Issuer” means Comerica Bank.

(v) “Letter of Credit” means any letter of credit issued to and accepted by Landlord as contemplated by this Section 4.

(vi) “LC Proceeds” means funds paid to Landlord under any Letter of Credit.

(vii) “Mishandled LC Proceeds” means any LC Proceeds (1) that are paid because of a draw on the Letter of Credit by Landlord that is not in accordance with the terms of Section 4(c) below; or (2) that Landlord (A) is not holding in one or more Security Deposit Accounts in accordance with Section 4(f)(i) and (B) has not applied or returned in accordance with Section 4(f)(ii).

(viii) “Qualified Bank” means a commercial bank that is organized under the Laws of the United Sates; that is authorized to issue letters of credit in the United States; that has total assets in the United States of at least $5 billion and an investment grade credit rating according to Moody’s Investor Service, Inc. or Standard & Poor’s Corporation; that has one or more branches or offices in a major city in USA’s contiguous 48 States, where draws on any Qualified LC issued by it may be presented and paid; and that is otherwise acceptable to Landlord in its reasonable discretion. As of the Effective Date, the First Issuer is a Qualified Bank.

(ix) “Qualified LC” means an irrevocable, unconditional standby letter of credit issued in favor of Landlord (as beneficiary) by a Qualified Bank (as issuer) for the account of Tenant (as applicant and account party) that satisfies all of the following requirements:

(A) The letter of credit must have an initial expiration date no earlier than the first anniversary of the date it was issued to Landlord. It must also provide that it will be automatically renewed without any action by Landlord for a one year period on the initial expiration date and on each anniversary of such date, unless at least 60 days before the then- existing expiration date, the issuer notifies Landlord and Tenant (by certified mail return receipt requested or by recognized overnight courier service) that the issuer has elected not to renew the letter of credit for any additional one-year periods, provided that the final renewal period may be less than one year in order to end on the End Date. Tenant acknowledges that the election by the issuing bank not to renew the letter of credit will not, in any event, diminish the obligation of Tenant to maintain a Qualified LC in favor of Landlord through the End Date.

(B) The letter of credit must state that it (and any proceeds drawn under it) may be transferred any number of times by letter of credit beneficiary, without charge to the transferor or the transferee. However, to accomplish the transfer of the letter of credit, the issuer may require that the letter of credit be surrendered to the issuer so that the issuer can provide a new substitute letter of credit that names the transferee as the beneficiary.

(C) The minimum required dollar amount of any letter of credit issued to Landlord will depend on the date it is issued. If it is issued before the First Adjustment Date, the minimum required amount will be $4,700,000. If it is issued on or after the First Adjustment Date, and if no Default then exists at the time of Tenant’s proposed reduction, the minimum required amount will equal the applicable minimum amount specified as the Minimum LOC Balance set forth in Exhibit L attached to this Lease that corresponds to the most recent reduction date set forth in said Exhibit L.

(D) The letter of credit must allow draws to be presented in a major city in USA’s contiguous 48 States.

(E) The letter of credit must provide that it is payable at sight on presentment to the issuing bank with a simple sight draft or drawing certificate. The letter of credit may require that the sight draft or drawing certificate be signed by a person who purports to be an authorized representative or agent of the letter of credit beneficiary. It may also require that the sight draft or drawing certificate include a statement by the beneficiary as follows, “This draw on the letter of credit is allowed by the express terms of beneficiary’s lease with [Tenant],” A required form of sight draft or drawing certificate, consistent with the forgoing, may be attached to the letter of credit.

(F) The letter of credit must either be in the form attached as Exhibit G or in another form satisfactory to Landlord.

(x) “Security Deposit Account” means a segregated bank account established and maintained by Landlord at a Qualified Bank to hold LC Proceeds, and only LC Proceeds, pending the application or return of those LC Proceeds as provided in Section 4(f)(ii). (Any net interest earned on any Security Deposit Account will be added to the LC Proceeds in the account and will be considered LC Proceeds for purposes of this Lease.) Notwithstanding the foregoing, the Security Deposit Account need not be segregated nor provide interest at any time when the LC Proceeds held by Landlord are less than $50,000.

(b) Letters of Credit Required.

(i) Concurrently with its signing of this Lease, Tenant must cause the First Issuer to issue a Qualified LC in favor of Landlord. In addition, at least 30 days before the expiration of any Letter of Credit previously delivered to Landlord, unless the expiration will occur after the End Date, Tenant must cause a Qualified Bank to issue a new, substitute Qualified LC to Landlord to replace the expiring Letter of Credit. After receiving any such new, substitute Qualified LC, Landlord will promptly surrender the Letter of Credit it replaces to Tenant or to the issuer of such Letter of Credit. The initial Letter of Credit and each substitute Letter of Credit issued to Landlord as herein provided, and any Security Deposit Account held hereunder, will serve as security for the faithful performance and observance by Tenant of all of the terms, conditions and provisions of this Lease, including without limitation, the timely surrender of possession of the Premises to Landlord in the condition required under Section 16 below.

(ii) If, before the End Date, the issuer of any outstanding Letter of Credit ceases to be a Qualified Bank or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then Tenant must cause another issuer, which is a Qualified Bank, to issue a new, substitute Qualified LC to Landlord no later than the earlier of (x) the day before the expiration of the outstanding Letter of Credit or (y) 30 days after being notified by Landlord that Landlord requires the substitution. After receiving any such new, substitute Qualified LC, Landlord will promptly surrender the Letter of Credit it replaces to Tenant or to the issuer of such Letter of Credit.

(c) Tenant’s Right to Substitute or Amend. At any time, so long as no Default then exists, Tenant may substitute a new Qualified LC (as specified in the definition of Qualified LC above) for the then outstanding Letter of Credit. Without limiting the forgoing, at any time when the amount of an outstanding Letter of Credit exceeds the minimum amount required under this Lease from time to time for any new Qualified LC, and so long as no Default then exists, Tenant may substitute a new Qualified LC for the outstanding Letter of Credit or may amend the outstanding Letter of Credit to reflect the new reduced minimum amount in accordance with the schedule therefor attached hereto as Exhibit L. After receiving any such new, substitute Qualified LC, Landlord will promptly surrender the Letter of Credit it replaces to Tenant or to the issuer of such Letter of Credit. Or in the alternative, after receiving any such qualifying amendment to the Letter of Credit, Landlord will accept such amendment in writing.

(d) Return of the Letter of Credit After the End Date. Promptly after the End Date, Landlord will surrender any then outstanding Letter of Credit to Tenant or to the issuer of the Letter of Credit.

(e) Draws on the Letter of Credit. Landlord may draw on any Letter of Credit in whole or in part as Landlord determines in its sole and absolute discretion:

(i) when any Default exists;

(ii) at any time within the last 30 days before the Letter of Credit will expire, unless (a) the expiration will occur after the End Date, or (b) Landlord has received a new a new, substitute Qualified LC to replace the expiring Letter of Credit as provided in Section 4(b)(i) above;

(iii) after any failure of Tenant to deliver a new, substitute Qualified LC as required by, and within the time specified in, Section 4(b)(ii) above;

(iv) if any petition is filed with a court of competent jurisdiction against Tenant, or an involuntary legal proceeding is otherwise commenced against Tenant, that seeks:

(v) (A) to adjudicate it a bankrupt or insolvent or its dissolution, liquidation, or reorganization, (B) other relief under Debtor Relief Laws, or (C) the appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for any of its significant assets, and either the petition or proceeding remains undismissed or unstayed for a period of 30 consecutive days or any of the actions sought in the petition or proceeding (including the entry of an order for relief or the appointment of a receiver, trustee, custodian, conservator, or other similar official) is ordered or approved by the court; or

(vi) if Tenant files any petition or answer in any court, voluntarily commences any legal proceeding, or consents to or takes any corporate action to initiate or authorize any petition or proceeding, that seeks (l)to adjudicate it as bankrupt or insolvent or its dissolution, liquidation, or reorganization, (2) other relief under Debtor Relief Laws, or (3) the appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for any of its significant assets.

As between Landlord and Tenant, Tenant agrees not to oppose or interfere with any draw on any Letter of Credit that is expressly permitted by the forgoing provisions of this Section 4(e), and Landlord agrees not to make any draw on any Letter of Credit except when expressly permitted by the forgoing provisions of this Section 4(e). Tenant understands, however, that—as between Landlord and the issuer of any Letter of Credit—nothing in this Lease will excuse the issuer from honoring the Letter of Credit.

Landlord will not be required to notify Tenant or to exercise any other remedies that Landlord may have before making any draw on an outstanding Letter of Credit that is expressly permitted by this Section 4(e). Landlord may make any such draw without prejudice to any other right or remedy available to Landlord under this Lease or Laws.

(f) Use of LC Proceeds.

(i) Pending Landlord’s application or return of any LC Proceeds (in accordance with the next Section 4(f)(ii), Landlord shall hold those LC Proceeds in one or more Security Deposit Accounts to secure Tenant’s obligations under this Lease.

(ii) After making a draw on any Letter of Credit as provided in Section 4(e), Landlord must hold, apply or return the resulting LC Proceeds as follows:

(1)	Landlord may apply the resulting LC Proceeds in one or more of the following ways:

(A)	to pay any past due Base Rent or Tenant Reimbursement Amount;

(B)	to pay any liquidated claim for damages owed to Landlord by Tenant under this Lease; or

(C)	as otherwise necessary to cure any outstanding Default; or

(2)	Landlord may return any unapplied LC Proceeds to Tenant on or before the End Date; or

(3)

If Landlord has fully drawn on the Letter of Credit pursuant to any of sub-clauses (ii) through (vi) of Section 4(e) above, then Landlord may hold the LC Proceeds in the Security Deposit Account as a security deposit hereunder, but in the case of subclauses (ii) and (iii), only until such time as a replacement Letter of Credit from a Qualified Issuer complying with the requirements hereof is delivered to Landlord.

(g) Transfers by Landlord. If ownership of Project B is transferred (by sale, by operation of law, or otherwise), Landlord shall transfer any outstanding Letter of Credit, Security Deposit Accounts, and unapplied LC Proceeds to the new owner. Tenant will cooperate in effecting all such transfers, and Landlord will cause any such new owner to accept and expressly agree to be bound by this Lease (including all of the provisions of this Section 4) as a new Landlord. Landlord must not transfer any outstanding Letter of Credit, Security Deposit Accounts, or unapplied LC Proceeds to anyone except a new owner of Project B in accordance with this Section 4(g).

(h) General Terms. Tenant further covenants that it shall not assign or encumber the LC Proceeds or any Security Deposit Accounts or any part thereof or interest therein, and that neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance. Landlord shall not be required to pursue or exhaust any of its other rights or remedies against Tenant before drawing on any Letter of Credit or applying any LC Proceeds as permitted by this Section 4. In no event shall Landlord’s receipt of LC Proceeds be considered an advance payment of Rent or liquidated damages, and in no event shall Tenant be entitled to use LC Proceeds, other than Mishandled LC Proceeds as provided below, for the payment of Rent. In the event of a transfer of the Letter of Credit by Landlord, Tenant agrees to promptly pay all transfer fees required by the Qualified Bank and otherwise cooperate to effectuate such transfer. Notwithstanding the fact that the approved form of Letter of Credit attached hereto shows an End Date of September 30,2030, Tenant shall be obligated to maintain the Letter of Credit required hereunder during any Renewal Term and as a condition to any extension hereof, and shall provide a new replacement Letter of Credit for such purposes no later than 30 days prior to the expiration of any Letter of Credit.

(i) Mishandling of LC Proceeds. Despite anything to the contrary in other provisions of this Lease, and without limiting Tenant’s other available remedies, if Tenant obtains a final judgment against Landlord from a court with jurisdiction over Landlord stating or to the effect that Landlord’s actions have resulted in Mishandled LC Proceeds, then:

(1) Tenant may elect to credit and offset (dollar for dollar) those Mishandled LC Proceeds, to the extent they are not otherwise recovered by Tenant, against any current or future unpaid payments of Base Rent; provided, however, the offset permitted against any monthly installment of Base Rent owed by Tenant to Landlord will not exceed 50% of that monthly installment; and

(2) the minimum required dollar amount of any Qualified LC subsequently issued to Landlord, as described in Section 4(ix)(C) above, will be reduced by the amount of those Mishandled LC Proceeds.

5. CONDITION OF PREMISES.

(a) Delivery Condition.

(i) Except as otherwise provided in this Lease: (1) Landlord will not be obligated to alter, remodel, decorate, clean or improve the Premises or the Property or to demolish and/or remove any improvements, equipment or property located in the Premises (or to provide Tenant with any credit or allowance for any of the foregoing); (2) no representation regarding the condition of the Premises or the Property have been made by or on behalf of Landlord or relied upon by Tenant; and (3) Tenant shall accept the Premises in an “as-is” “where-is” condition and configuration on the date upon which Landlord delivers possession thereof to Tenant, except that Landlord shall perform the Landlord’s Work described in Section 5(b)(i) below in a good and workmanlike manner and in accordance with all Laws, including local zoning ordinances and building codes.

(ii) Tenant, at its expense, shall (x) obtain any and all certificates of occupancy, special use permits, sign permits, business licenses and other permits and licenses which may be required by applicable Law for Tenant’s use and occupancy of the Premises (“Required Use Permits”), and (y) make any and all improvements, alterations and additions within the Premises (other than Landlord’s Work) which may be required to obtain such Required Use Permits. The failure of Tenant to obtain any such Required Use Permit shall not be a condition precedent to Tenant’s obligation to pay Rent or to perform any of its other obligations hereunder or affect the validity of this Lease.

(iii) Landlord represents to Tenant that, as of the Effective Date, Landlord has no actual knowledge of, and has received no notice from any Governmental Authority of, any material outstanding violations of Environmental Laws or other Laws based on the condition of Project B.

(iv) Nothing in this Section 5(a) will excuse the obligations expressly imposed on Landlord by other provisions of this Lease to make repairs or replacements at Project B.

(b) Landlord’s Work.

(i) Landlord agrees to perform certain tenant improvement work (“Landlord’s Work”) in the Premises shown or described in Exhibit F attached hereto. The scope of Landlord’s Work described in Exhibit F has been heretofore approved by Landlord and Tenant. Approval by Landlord of Landlord’s Work and the Construction Drawings (as hereinafter defined), shall not constitute any warranty by Landlord to Tenant of the adequacy of the design therein for Tenant’s intended use of the Premises nor shall Landlord’s approval of Landlord’s Work create any liability or responsibility on the part of Landlord for the compliance thereof with applicable statutes, ordinances, regulations, laws, codes and industry standards relating to handicap discrimination (including, without limitation, the Americans with Disabilities Act).

(ii) Attached hereto as Exhibit F-1 is a contractor’s cost estimate for the work described therein which estimates the cost of Landlord’s Work, excluding the Construction Management Fee, provided that such estimate is only an estimate and not an assurance or guaranty of the maximum cost of Landlord’s Work, and as such remains subject to change. Tenant hereby acknowledges that the performance of Landlord’s Work will occur during normal business hours and may extend beyond the Delivery Date while Tenant is in occupancy of the Premises. Except as provided in Section 5(f) below, no interference to Tenant’s business operation in the Premises caused by Landlord’s Work shall operate to postpone the Commencement Date, entitle Tenant to any abatement of Rent, constitute a constructive eviction or give rise to any liability of Landlord.

(iii) Tenant and Landlord shall cooperate and coordinate any concurrent work in the Premises. Landlord shall use reasonable efforts to minimize the disruption to Tenant’s construction in or use of the Premises caused by the performance of Landlord’s Work, and Tenant shall use reasonable efforts to minimize the disruption to the performance of Landlord’s Work caused by Tenant’s construction or use of the Premises.

(c) Construction Drawings. Landlord shall prepare final construction drawings and specifications for Landlord’s Work (the “Construction Drawings”) based upon and consistent with the description of Landlord’s Work in Exhibit F and any plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord. Tenant shall approve or give reasons for disapproval of the Construction Drawings within five (5) days after receipt of same from Landlord. Any such disapproval by Tenant must be reasonable. If reasonably disapproved by Tenant, Landlord will promptly make revisions to the Construction Drawings to address the reasons for disapproval and resubmit the Construction Drawings for Tenant’s approval. Tenant shall reimburse to Landlord the out of pocket cost paid by Landlord to any third party design professionals or contractors for preparing the Construction Drawings, subject to application of the Allowance against such cost.

(d) Allowance.

(i) Landlord shall perform the Landlord’s Work shown in accordance with the Construction Drawings and in accordance with the other requirements of this Lease. Landlord’s construction manager for the Landlord’s Work shall be Langford Realty Management, who shall supervise the general contractor selected by Landlord. Landlord shall pay for a portion of the cost of the Landlord’s Work (i.e., the sum of the Hard Costs of Landlord’s Work and the Construction Management Fee) in an amount (the “Allowance”) not to exceed the Maximum Allowance and Tenant shall pay for any and all costs and expenses associated with the Landlord’s Work (including, without limitation, such additional expenses which result from any special work, materials, finishes or installations required by Tenant, unforeseen field conditions, or from any delays in the Landlord’s Work occasioned by Tenant) in excess of the Maximum Allowance, if any (“Tenant’s Excess Share”). The Allowance may be used and applied only against the cost of labor and materials, general contractor’s overhead and profit, contractors* insurance, taxes, bonds and permit fees, impact fees and other similar fees required (collectively, “Hard Costs”) in connection with Landlord’s Work, except that (x) up to $[******] (i.e., $[******] per rentable square foot of the Premises) of the Allowance may be used by Tenant to reimburse Tenant for the following documented, out-of-pocket “soft” costs incurred by Tenant: costs paid by Tenant for the purchase and installation of Tenant’s furniture, fixtures and equipment, architectural and engineering fees and the Construction Management Fee (defined below), (y) up to $[******] (i.e., $[******] per rentable square foot of the Premises) of the Allowance may be used by Tenant to reimburse Tenant for the Hard Costs of Tenant’s Work, and (z) any unused Allowance may be used for approved change orders as provided in Section 5(i) below.

(ii) All costs of Landlord’s Work (which shall include the Construction Management Fee [defined below], which Construction Management Fee shall be deducted from the Allowance by Landlord) in excess of the Maximum Allowance shall be paid by Tenant to Landlord upon Landlord’s demand therefor. Tenant shall not be entitled to any credit or payment from Landlord for any portion of the Allowance not utilized by Tenant on or before the date that is nine (9) months after the Commencement Date of the Term of the Lease.

(iii) For purposes hereof, the “Construction Management Fee” shall equal the sum of (x) $[******] plus (y) two percent (2%) of the difference of (i) $[******] subtracted from (ii) the total of all Hard Costs of Landlord’s Work and all architectural and engineering fees incurred by Landlord.

(iv) Notwithstanding anything to the contrary herein, in addition to the Allowance, Landlord shall contribute $[******] towards the cost of Landlord’s Work, representing half of certain costs associated with the construction of the demising wall between the Premises and other premises, plus the amount of $[******] representing the contractor’s overhead therefor, for a total contribution of $[******].

(e) Substantial Completion. Landlord shall use commercially reasonable efforts to cause Landlord’s Work to be Substantially Complete within a reasonable period of time after this Lease is fully executed and delivered. Landlord’s Work shall be deemed “Substantially Complete” on the earliest date upon which all of Landlord’s Work has been completed in substantial compliance with the Construction Drawings and the requirements of this Lease, other than any minor details of construction, mechanical adjustment or any other similar matter, the noncompletion of which would not materially interfere with Tenant’s use of the Premises (“Punch

List Items”); provided, however, if Landlord is delayed in completing Landlord’s Work because of a Tenant Delay, then Landlord’s Work shall be deemed to be Substantially Complete on the earliest date (as reasonably determined by Landlord’s architect) that Landlord’s Work would have been Substantially Complete but for such Tenant Delay. As used herein, “Tenant Delay” shall mean a delay in Substantial Completion that would not have occurred but for (i) Tenant’s failure to furnish any information or approvals which Landlord reasonably requests in connection with Landlord’s Work within five (5) days after Tenant’s receipt of such request, (ii) any special equipment or materials requested by Tenant which have unusually long lead times; (iii) any changes in Landlord’s Work or in the Construction Drawings requested by Tenant after the initial approval of the Construction Drawings, or (iv) any delay in the performance of any Landlord’s Work resulting from the concurrent performance of Tenant’s Work in the Premises. When Landlord’s Work—other than Punch List Items—has been (or is about to be) completed, Landlord shall give Tenant written notice thereof. Within three (3) business days after Tenant’s receipt of such notice, Landlord and Tenant shall conduct a walk-through of the Premises and prepare a joint list of Punch List Items identifying any incomplete or incorrect items of Landlord’s Work. Landlord will thereafter complete and/or correct such Punch List Items with reasonable diligence.

(f) Landlord Delays. The parties anticipate that Landlord’s Work will be Substantially Complete on or before September 1, 2018, subject to extension for any Tenant Delays (the “Anticipated Completion Date”). If, however, Landlord does not Substantially Complete Landlord’s Work by the date (the “Deadline Completion Date”) which is ninety (90) days after the Anticipated Completion Date for any reason other than a Tenant Delay, this Lease shall continue in full force and effect, and Landlord shall have no liability to Tenant by reason thereof; provided that for each day (if any) after the Deadline Completion Date (which Deadline Completion Date is subject to extension for Tenant Delays, if any) that Tenant’s opening for business in the Premises is postponed beyond Tenant’s anticipated opening date of February 1, 2019 as a result of Landlord’s failure to Substantially Complete Landlord’s Work on or before the Deadline Completion Date, Tenant shall be entitled to one day of rent abatement, as its sole remedy for such delay. Notwithstanding the foregoing to the contrary, the parties acknowledge that obtaining permits after April 5, 2018, and having the applicable authorities determining that the 2009 IECC is applicable to Landlord’s Work and Tenant’s Work, shall be deemed Tenant Delays. Further, if issuance of the permit required to perform Tenant’s Work is delayed solely as a result of incomplete or incorrect Landlord’s Work, and if such delay in issuance of such permit delays Tenant’s substantial completion of Tenant’s Work for more than ninety (90) days after Tenant notifies Landlord of such permit delay, this Lease shall continue in full force and effect, but for each day (if any) after such 90-day period (subject to extension beyond 90 days by the number of days of Tenant Delays, if any) that Tenant’s opening for business in the Premises is postponed beyond Tenant’s anticipated opening date of February 1,2019, Tenant shall be entitled to one day of rent abatement, as its sole remedy for such delay. With respect to the Base Rent accruing for any given day, the foregoing abatement remedies in this subsection 5(f) shall be mutually exclusive and not cumulative.

(g) Assignment of Contractor and Vendor Warranties. Landlord agrees to assign to Tenant all contractors’ and manufacturers’ warranties for Landlord’s Work received by Landlord. Such contractors’ warranties shall expire no sooner than one year after Landlord’s Work is Substantially Complete.

(h) Payment. Prior to commencing the Landlord’s Work, Landlord will submit to Tenant a written statement of (a) the cost of the Landlord’s Work, which cost shall include the Construction Management Fee for Landlord’s field supervision, administration and overhead, and (b) Tenant’s share of the cost of the Landlord’s Work. Tenant agrees, within five (5) days after receipt of such a statement of cost, to execute and deliver to Landlord, in the form then reasonably proposed by Landlord, an authorization to proceed with the Landlord’s Work, and Tenant shall also then pay to Landlord the amount (if any) reasonably estimated and set forth in Landlord’s statement for Tenant’s Excess Share. Delays in the performance of the Landlord’s Work resulting from the failure of Tenant to comply with the provisions of the preceding sentence shall be deemed to be delays caused by Tenant. None of Landlord’s Work shall be commenced until Tenant has fully complied with the preceding portions of this Section 5(f).

(i) Change Orders. Landlord shall have no obligation to implement any change to the Landlord’s Work specified in the Construction Drawings unless (1) Landlord and Tenant have agreed on a written change order that describes the change, in the form then reasonably proposed by Landlord, including Tenant’s authorization to proceed with such change order, and (2) Tenant shall have paid to Landlord the increase (if any) in Tenant’s Excess Share that will be caused by the change order, as reasonably estimated by Landlord (and the cost of the change order shall include the amount of the increase in the Construction Management Fee based on including the cost of such change order in the cost of Landlord’s Work). If Tenant does not to execute and deliver to Landlord such authorization to proceed with the change order and pay any increase in Tenant’s Excess Share as a result thereof, within five (5) days after Landlord’s request, Landlord shall proceed to perform only Landlord’s Work specified in the Construction Drawings and not the change order.

(j) Early Access. Landlord grants to Tenant and Tenant’s agents a license to enter the Premises after this Lease is fully executed and delivered and before the Commencement Date (the “Early Access Date”), in order for Tenant to start moving its equipment into the Premises, subject to the following conditions:

(i) Prior to entering the Premises, Tenant shall provide Landlord certificates of insurance (as required by Section 11(f) below).

(ii) Tenant’s agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord and Landlord’s agents in performing Landlord’s Work, any Landlord’s work in other premises and in common areas of the Building, or the general operation of the Building. If at any time such entry shall cause or threaten to cause such disharmony, Landlord may withdraw such license upon twenty-four (24) hours’ prior written notice to Tenant until such disharmony is corrected.

(iii) Any such entry into and occupation of the Premises by Tenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent before the Commencement Date and specifically including the provisions of Sections 11,12 and 25(s) of this Lease. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s equipment or other property placed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of Landlord’s Work caused by Tenant or any of Tenant’s employees, agents, contractors, workmen or suppliers.

6. UTILITIES.

(a) Tenant’s Utilities. Tenant shall directly obtain from, and contract with the applicable utility or service provider and pay for, all gas, electricity, local and long distance telephone, security, alarm, office cleaning and any other services or utilities (individually, a “Utility” and collectively the “Utilities”) which Tenant desires within the Premises or which may be legally required within the Premises for Tenant’s use and occupancy of the Premises. If by agreement of Landlord and Tenant, Landlord will itself provide any Utility to the Premises or the Building, then (i) Tenant shall pay to Landlord all costs of furnishing such Utility to the Premises, if such Utility is separately submetered to the Premises (or Landlord is otherwise able to fairly allocate the cost of such Utility to the Premises), or (ii) all costs for furnishing such Utility to the Building shall be included in Expenses, if such Utility is commonly metered to the Premises together with any or all other tenant spaces located in the Building. In addition to paying the cost of Utilities consumed in the Premises, and notwithstanding anything to the contrary in this Lease, Tenant must also pay for the costs of Utilities consumed by, and maintain, repair and replace at Tenant’s sole cost, the Outside Equipment.

(b) Interruptions in Utilities. Tenant agrees that Landlord shall not be liable for damages for any failure or interruption in furnishing any Utility; nor shall any such failure or interruption be considered to be an eviction or disturbance of Tenant’s use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease. Notwithstanding the foregoing, if any such interruption or discontinuance is caused by the gross negligence of Landlord or Landlord’s agent or contractor, and such interruption or discontinuance continues for five (5) consecutive business days and as a result thereof Tenant is unable to and does not use all or any significant portion of the Premises for the normal conduct of business or any other purpose (except storage of Tenant’s property) then for so long as the interruption or discontinuance continues thereafter, Rent shall be abated in proportion to the portion of the Premises which Tenant is unable to use as a result of the interruption or discontinuance of services, provided that in the event the condition exists solely in the Premises, the abatement shall not commence until the sixth (6th) consecutive business day after Tenant notified Landlord of such condition.

7. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause the Tenant Parties to observe and comply, with the rules and regulations listed on Exhibit D attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time for the benefit of all tenants of Project B, including Tenant (collectively, the “Rules and Regulations”). Landlord shall not be liable for the failure of any person to obey the Rules and Regulations. Despite the foregoing, however, Tenant shall not be required to comply with any Rules and Regulations that conflict with the other provisions of this Lease or that are written or applied in a manner that discriminates against Tenant as compared to Landlord’s other tenants.

8. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

(a) to change the name or street address of the Building or the Premises, provided that Landlord reimburses Tenant for costs (not to exceed $500) incurred reprinting reasonable quantities of Tenant’s printed business materials which are then in stock and which is rendered obsolete by reason of such relocation;

(b) to install, affix and maintain any and all signs on the exterior or interior of the Building, but not on the interior of the Premises or the exterior of the Building where the signs would appear to be associated with Tenant, except in each case for directional signs or signs required by law or for safety;

(c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Property, but outside the Premises (other than in the Reserved Areas), including, without limitation, alterations of the location or configuration of all common electrical, plumbing and life safety units, systems and equipment, driveways, entrances, fire lanes, sidewalks, parking areas, staging areas, lawns and landscaped areas (collectively, the “Common Areas”); provided that all such work by Landlord is done in a manner that does not prevent or significantly interfere with Tenant’s use of or access to the Premises or with the parking allocated to Tenant as provided in Section 25(t) below;

(d) (d) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in or to the Property, except in the Premises, and so as long as such right does not preclude Tenant from using the Premises for the purposes stated herein;

(e) to inspect the Premises at reasonable times after reasonable notice to Tenant;

(f) show the Premises to prospective purchasers, investors and lenders at any time and to prospective tenants during the last 12 months of the Term;

(g) to show to prospective tenants and to prepare the Premises for reoccupancy at any time after Tenant has abandoned or been evicted from the Premises;

(h) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises;

(i) to regulate delivery and usage of the loading docks, staging areas, drive aisles and parking areas within the Common Areas; provided that such regulation does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s non-exclusive use of the Common Areas as contemplated by other provisions of this Lease; and

(j) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Property, including, without limitation, entering the Premises to gain access to any utility facility or roof accessway in the Premises; provided that such entry does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s non-exclusive use of the Common Areas as contemplated by other provisions of this Lease.

9. MAINTENANCE AND REPAIRS.

(a) Tenant’s General Maintenance. Except as otherwise provided in other provisions of this Lease, Tenant, at its expense, shall keep and maintain the Premises in good order, condition and repair (including making any necessary replacements) and in compliance with all applicable Laws. All maintenance, repairs or replacements shall be performed by Tenant in a good, workmanlike and lien-free manner, consistent with the quality of labor and materials used in the initial build-out of the Premises and in accordance with all applicable Laws. Tenant’s obligations hereunder shall include, without limitation, all repairs and replacements to: HVAC units, doors, loading docks, windows, interior walls, interior portions of exterior walls, ceilings, floors, utility meters, those ducts, shafts, vents, pipes and conduits located inside of, on or exclusively serving the Premises, and those ducts, shafts, vents, pipes and conduits (if any) located outside of the Premises and which are installed by or on behalf of Tenant. Tenant’s obligations hereunder shall also include maintaining in good order, condition and repair, all mechanical, electrical, plumbing, sprinkler, alarm and other systems and equipment located inside of, on or exclusively serving the Premises, and all supplemental or special heating or air conditioning units installed by Tenant to exclusively serve the Premises. Notwithstanding the foregoing, Tenant shall make no alteration to or adjustment of the HVAC Units or of any sprinkler or alarm units, equipment or systems serving the Building or the Premises, without Landlord’s prior written consent. All glass, both interior and exterior, in or on the Premises shall be at the sole risk of Tenant, and any glass broken shall be promptly replaced by Tenant with glass of the same kind, size and quality. Tenant shall commit no waste to the Premises, and shall initiate and carry out a program of regular maintenance and repair of the Premises, including without limitation, the painting and refinishing of interior areas when reasonably needed. Tenant will not use electricity in excess of the electric service capacity limits specified in Exhibit F, as those capacity limits may be increased from time to time by reason of Tenant’s installation, but only after obtaining Landlord’s prior written approval, of any additional electrical wiring or related equipment which may be required for the increase. Notwithstanding anything to the contrary in this Lease, Tenant shall maintain, repair and replace, at Tenant’s sole cost, the Outside Equipment.

(b) Exceptions to Tenant’s Maintenance Obligations. Nothing in this Section 9 will obligate Tenant to (1) provide any maintenance for or repairs or replacements to the Building that any of Section 9(d) obligates Landlord to provide (although this clause (1) will not excuse Tenant’s obligation to reimburse Landlord for repairs required because of damage to the Building caused by Tenant itself when the waiver in Section 11(g) does not apply); (2) repair or rectify Structural Defects, which are the subject of Section 9(e); (3) make repairs or replacements after a fire or other casualty that Section 13 requires Landlord to make; (4) make repairs or replacements after a Taking that Section 14 requires Landlord to make; (5) make payments or reimbursements that are excused by Landlord’s waivers in Section 11(g); or (6) rectify or mitigate Excluded Environmental Conditions (as defined in Section 22(a)(v) below). Also, Tenant’s obligation to maintain the Premises will be subject to Ordinary Wear and Tear. As used in this Lease, “Ordinary Wear and Tear” means the deterioration of any item of tangible property that results from ordinary uses (consistent with the purposes for which the item was designed and constructed or manufactured) during the intervals between (and despite) periodic maintenance, repairs, or replacements of parts or components that a responsible prudent owner of the item would ordinarily do to keep the item in good working condition. Under this definition, Ordinary Wear and Tear will not include damage or deterioration that such ordinary periodic maintenance, repairs, or replacements would prevent, nor will it include damage or deterioration that results from negligence, carelessness, accident, misuse or abuse of the item

(c) Garbage Storage/Removal. Tenant, at its expense, shall cause the removal of all garbage, debris and refuse (collectively, the “Garbage”) from the Premises at reasonable intervals, and shall, prior to removal, store the Garbage in appropriate refuse containers and otherwise abide by all Rules or Regulations imposed by Landlord with respect thereto, or as otherwise required by applicable Law. Tenant may store Garbage in one or more dumpsters located outside the Premises as shown in Exhibit C or in other areas (if any) expressly designated by Landlord outside the Premises.

(d) Landlord’s General Maintenance. Subject to Ordinary Wear and Tear, Landlord shall keep and maintain in good order, condition and repair and in compliance with applicable Laws, the roof, exterior walls (except doors, windows and interior portions of exterior walls), foundation, and structural portions of the Building (the “Building Shell”) and all Common Areas (excluding Tenant’s Outside Equipment), the cost of which shall be included in Expenses (except Excluded Costs). Landlord shall not be in default with respect to its obligations to make any repairs unless and until Tenant has given written notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs. Subject to the waiver in Section 11(g) for damage by fire or other casualty, Tenant shall reimburse Landlord for the cost of any such repairs to the Building necessitated by the negligent acts or omissions of any Tenant Party.

(e) Structural Defects. Without limiting the foregoing, after the discovery of any defects in the Building Shell (“Structural Defects”) that materially and adversely affect the permitted use of the Premises by Tenant, Landlord must make repairs as necessary to rectify those Structural Defects. (Structural Defects may include, for example, defective steel or concrete within slab floors or load bearing walls of the Premises, but will not include, for example, defective floor coverings, sheetrock, or wall coverings within the Premises.) The cost of rectifying Structural Defects will not be included in Expenses.

(f) Excluded Environmental Conditions. Landlord shall rectify or mitigate Existing Environmental Conditions that are known or discovered—to the extent, if any, required by any Governmental Authority enforcing Environmental Laws. Costs associated with Excluded Environmental Conditions will not be included in Expenses.

(g) HVAC Maintenance. Tenant, at its expense, shall (i) engage a reputable, licensed HVAC contractor approved by Landlord, to keep and maintain in good condition and repair (and to make all necessary replacements thereof) and in compliance with all applicable Laws, all rooftop heating and air conditioning units exclusively serving the Premises (the ‘HVAC Units”), and (ii) provide Landlord with a copy of the applicable HVAC maintenance contract, which contract shall include at least quarterly inspections and cleaning of such HVAC Unit(s), and all inspection reports generated under the maintenance contract. Tenant shall also perform or cause the HVAC contractor to perform such adjustments and servicing to the HVAC Units as each such inspection report recommends or requires and any additional repairs, testing and servicing to the HVAC Units as shall be necessary and reasonably requested by Landlord. Notwithstanding the foregoing to the contrary, Landlord, at its sole option, upon at least thirty (30) days prior written notice to Tenant, may itself engage a HVAC contractor selected by Landlord to keep and maintain the HVAC Units in good condition and repair (and make all necessary replacements thereof) and in compliance with all applicable Laws, the cost of which shall be included in Expenses (and apportioned between only those tenants of the Building for which Landlord provides such HVAC maintenance services).

10. TENANT’S WORK.

(a) Requirements. Tenant shall not make any addition (including the installation of Tenant signage on the exterior of the Premises), alteration, or improvement to Project B (an “Alteration”), other than Allowed Interior Alterations, without the prior written consent of Landlord, which consent will not be unreasonably withheld, delayed, or conditioned. However, Tenant may make, at its sole expense, Allowed Interior Alterations consistent with the Permitted Uses, including alterations to make the Premises ready for Tenant’s initial occupancy. “Allowed Interior Alteration” means an addition, alteration, or improvement entirely within the interior of the Premises that (1) does not involve any structural changes to or penetrations of the Building Shell, (2) will not adversely affect the Building’s common systems (if any), including any common HVAC, plumbing, electric, or other systems outside the Premises, and (3) is done in accordance with all Laws, including local building codes, and (4) the estimated cost thereof does not exceed $250,000, provided, however, that the performance of the Allowed Interior Alteration shall remain subject to all of the other provisions of this Section 10. Any Alteration which Tenant desires to perform in or for the Premises is hereinafter called “Tenant’s Work”. (To be clear, Tenant’s Work will not include Landlord’s Work or the installation or removal of personal property, including Tenant’s clothes cleaning equipment. However, the attachment of any such personal property to the Building will constitute Tenant’s Work, and thus the attachment itself will be subject to the terms and conditions of this Section. If, for example, Tenant wants to bolt any item of Tenant’s clothes cleaning equipment to the slab floor of the Building, Tenant must (A) have Landlord’s prior written consent— as would be required for any Alteration involving a penetration of the slab floor; and (B) comply with the requirements listed in the next sentence regarding submissions for Landlord’s prior approval.) In the event Tenant proposes to perform any Tenant’s Work other than Allowed Interior Alterations, Tenant shall, prior to commencing such Tenant’s Work, submit to Landlord for prior written approval: (i) initial detailed plans and specifications (and Tenant shall thereafter submit to Landlord for approval, any and all proposed changes to such plans and specifications or the Tenant’s Work); (ii) a list of the names, addresses and copies of contracts for all contractors; (iii) a detailed cost estimate for the Tenant’s Work; (iv) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (v) certificates of insurance in form and amounts reasonably required by Landlord, naming the Landlord Parties as additional insureds; (vi) all other documents and information as Landlord may reasonably request in connection with such Tenant’s Work. Tenant shall pay to Landlord within thirty (30) days after billing, (y) an amount equal to the sums paid by Landlord for third party examination of Tenant’s plans and specifications for any Tenant’s Work (excluding Allowed Interior Alterations), and (z) a fee for Landlord’s oversight and coordination of such Tenant’s Work (excluding Allowed Interior Alterations) equal to five percent (5%) of the cost of such Tenant’s Work. Landlord’s approval of any Tenant’s Work shall not constitute a representation by Landlord that such Tenant’s Work complies with applicable Laws or will be adequate for Tenant’s use. All Tenant’s Work shall be performed in a good and workmanlike manner and in compliance with all applicable Laws. In addition, all Tenant’s Work other than Allowed Interior Alterations shall be performed in accordance with plans and specifications approved by Landlord as provided in this Section 10(a) and shall meet or exceed the standards for construction and quality of materials reasonably established by Landlord for the Building.

(b) Ownership. All real property improvements included in or resulting from Tenant’s Work shall be owned by Landlord and shall remain upon the Premises upon the end of the Term without compensation to Tenant; provided, however, Landlord, by written notice to Tenant given within sixty (60) days prior to the end of the Term, may require Tenant to remove, at Tenant’s expense, any Tenant’s Work of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard industrial/office improvements (for example, internal stairways, raised floors, personal baths and showers, vaults, elevators, rolling file systems, conveyor systems, cranes, racks, or other structural alterations or modifications), (collectively referred to as the “Required Removables”). The Required Removables designated by Landlord shall be removed by Tenant before the end of the Term. Notwithstanding the foregoing, Tenant may, before undertaking any Tenant’s Work, request in writing that Landlord advise Tenant whether such Tenant’s Work or any portion of such Tenant’s Work will be designated as a Required Removable. Within ten (10) days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of such Tenant’s Work, if any, will be considered to be Required Removables.

(c) Liens. Upon completion of any Tenant’s Work, Tenant shall promptly furnish Landlord with (i) full and final waivers of lien covering all labor and materials included in such Tenant’s Work, and (ii) ‘‘as- built” plans for such Tenant’s Work (excluding Allowed Interior Alterations). . If any mechanic’s lien is filed against the Property, or any part thereof, arising out of or alleged to arise out of any Tenant’s Work (including Allowed Interior Alterations), Tenant shall within twenty (20) days after written notice thereof, cause such lien to be released of record (either by payment in full or by appropriate statutory bonding procedure, if applicable). If Tenant fails to have such Hen so released, then Landlord, without investigating the validity of such lien, may pay or discharge such lien, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

11. INSURANCE.

(a) Landlord’s Property Insurance. Landlord shall purchase and maintain in effect throughout the Term, (i) policies of insurance (the “Landlord’s Property Insurance”) covering the Property. The Landlord’s Property Insurance:

(i) will be for the benefit of and shall name (x) Landlord as named insured and (y) each Mortgagee, under a standard New York Mortgagee Clause;

(ii) will provide “special form” (formerly known as “all risk”) coverage and shall include loss of rents for at least one (1) year;

(iii) may also cover such other risks or hazards which are now or may hereafter be customarily insured against with respect to properties similar in construction, design, general location, use and occupancy to the Property; and

(iv) will cover 100% of the replacement cost of the Building and other real property improvements at Project B (excluding, at Landlord’s option, excavation, foundations, and footings below the surface of the ground or below the lowest basement level), including all improvements made as part of Landlord’s Work.

(b) Landlord’s Liability Insurance. Landlord shall also maintain commercial general liability insurance (the “Landlord’s Liability Insurance”) for accidents in the Common Areas, providing a minimum limit of $[******] per occurrence and $[******] in the aggregate. The cost of the Landlord’s Property Insurance and the Landlord’s Liability Insurance shall be included in Expenses.

(c) Tenant’s Property Insurance. Tenant shall purchase and maintain in effect throughout the Term, (i) policies of insurance, with responsible companies authorized to do business in the State of Texas(the “Tenant’s Property Insurance”) covering all of Tenant’s tangible personal property in the Premises (“Tenant’s Property”), including all office furniture, trade fixtures, office equipment, machinery, moveable partitions, moveable wall and floor coverings, inventory, merchandise, racking, and equipment. The Tenant’s Property Insurance will:

(i) will be for the benefit of and shall name Tenant as named insured, and it may also be for the benefit of any lender to Tenant who has a security interest in any of Tenant’s Property;

(ii) will provide “special form” (formerly known as “all risk”) coverage;

(iii) may also cover such other risks or hazards which are now or may hereafter be customarily insured against with respect to properties similar to Tenant’s Property in the Premises; and

(iv) will cover 100% of the replacement cost of the Tenant’s Property in the Premises.

(d) Tenant’s Liability Insurance. Tenant shall also maintain commercial general liability insurance (the “Tenant’s Liability Insurance”) for accidents in the Premises, providing a minimum limit of $[******] per occurrence and $[******] in the aggregate. The Tenant’s Liability Insurance will:

(i) be written on an “occurrence” basis using the ISO’s current commercial general liability policy form (CG 0001) (the “Standard CGL Policy”) or another equivalent policy form;

(ii) be endorsed to include Landlord, Landlords property manager, and such other parties in interest as Landlord may from time to time reasonably designate (by name) to Tenant in writing (“Other Designated Additional Insureds”) as additional insureds using ISO form CG 2011, without modification, or another equivalent substitute form providing the same or greater coverage to Landlord and the Other Designated Additional Insureds;

(iii) contain no other endorsements or added special provisions that limit or exclude such coverage of Landlord or Other Designated Additional Insureds because of their negligence;

(iv) contain no endorsement or other added special provision that deletes or limits the Standard CGL Policy’s separation of insureds provision; and

(v) contain no endorsement or other added special provision that deletes or limits the Standard CGL Policy’s contractual liability coverage for “insured contracts”.

(e) Tenant’s Worker’s Compensation Insurance. Tenant shall also maintain commercial workers’ compensation insurance with statutory limit covering, at the Premises, Tenant’s employment of workers and anyone for whom Tenant may be liable for workers’ compensation claims. (To be clear, workers’ compensation insurance is required and no alternative forms of insurance are permitted.) Tenant shall also maintain employer’s liability insurance with a policy limit of not less than $[******] each accident, and $[******] disease-each employee. The insurance policies required under this Section 11(e) will be endorsed to waive the insurance carriers’ right of subrogation against Landlord.

(f) Insurance Certificates. On or before the earlier to occur of the Lease Commencement Date and the date Tenant takes possession of the Premises, Tenant shall furnish to Landlord and its Property Manager, “ACORD form” certificates of insurance (or equivalent evidence of insurance) as confirmation of the aforesaid insurance coverage, including naming Landlord and Landlord’s Property Manager as additional insureds on a primary non-contributory basis under the Tenant’s Liability Insurance. Also, at least ten (10) days before the expiration date of any policy required of Tenant, and otherwise promptly after any renewal or replacement of any such policy if it is renewed or replaced before it expires, Tenant must provide a new certificate of insurance to Landlord to confirm the continuation of coverage.

(g) Other Insurance Provisions and Requirements. The insurance requirements set forth above in this Section 10(c) are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in this Section 11(g), the insurance required of Landlord or Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide and must be admitted to engage in the business of insurance in the state in which the Building is located. Tenant is responsible for providing Landlord and Landlord’s Property Manager with copies of any and all cancellation and non-renewal notices for each policy required to be carried hereunder, 30 days prior to such cancellation or non-renewal (10 days for non-payment of premium). Landlord shall have the right to approve all deductibles and self-insured retentions under Tenant’s Liability Policy, subject to the following: (1) Landlord will not require any lower self insured retention or deductible under Tenant’s Liability Policy than the self insured retention and deductibles applicable to Landlord’s Liability Policy; and (2) in any event, such approval shall not be unreasonably withheld, conditioned or delayed.

(h) Waivers of Subrogation. Notwithstanding anything to the contrary set forth herein:

(i) Waiver by Tenant. Landlord shall not be liable (by way of subrogation or otherwise) to Tenant or anyone claiming through Tenant (including any insurance company insuring Tenant’s property) for any loss or damage to Tenant’s Property in or around the Premises that is caused by a fire or other casualty which is insured or required by this Lease to be covered under Tenant’s Property Insurance, EVEN IE SUCH LOSS OR DAMAGE MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE LANDLORD, AND EVEN IF LANDLORD MIGHT BE STRICTLY LIABLE FOR THE LOSS OR DAMAGE BUT FOR THIS PROVISION. Tenant shall notify its property insurers of this waiver, and Tenant must have its property insurance policies endorsed to make them valid notwithstanding this waiver if the endorsement is necessary to prevent a loss of insurance coverage.

(ii) Waiver by Landlord. Tenant shall not be liable (by way of subrogation or otherwise) to Landlord or anyone claiming through Landlord (including any insurance company insuring Landlord’s property) for any loss or damage to the Land, the Building, or any other property of Landlord on or about the Land that is caused by a fire or other casualty which is insured or required by this Lease to be covered under Landlord’s Property Insurance, EVEN IF SUCH LOSS OR DAMAGE MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE TENANT, AND EVEN IF TENANT MIGHT BE STRICTLY LIABLE FOR THE LOSS OR DAMAGE BUT FOR THIS PROVISION. Landlord shall notify its property insurers of this waiver, and Landlord must have its property insurance policies endorsed to make them valid notwithstanding this waiver if the endorsement is necessary to prevent a loss of insurance coverage.

For the purpose of the foregoing waivers, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

(i) Avoid Action Increasing Rates. Tenant shall comply with all applicable Laws, and requirements and recommendations of insurance rating agencies with respect to the Premises, and shall not, directly or indirectly, knowingly make any use of the Premises which may (1) thereby be prohibited, (2) jeopardize any insurance coverage maintained by Landlord, (3) increase the cost of such insurance, or (4) require Landlord to obtain additional insurance coverages not required by the provisions above; provided, however, this Section 1 l(i) is subject to the other provisions of this Lease and, consequently, this Section 1 l(i) is will not prevent Tenant from using the Premises for the Permitted Uses.

(j) Failure to Insure. If either party fails to maintain any insurance which it is required to maintain pursuant to this Section 11, then it shall be liable to the other party for any loss or damages proximately caused by such failure to maintain such insurance. Neither party may self-insure against any risks required herein to be covered by insurance.

(k) Representations. Neither party makes any representation that the limits of liability specified above for required insurance coverages are adequate to protect against all losses or damages attributable to insurable occurrences. If either party believes that any of its insurance coverage required in this Section 11 is insufficient, that party shall provide, at its own expense, such additional insurance as it deems adequate.

(l) Additional Requirements. Tenant shall require each of its construction contractors and their subcontractors, while they perform work at the Property, to maintain insurance that meets the requirements in Sections 11(d) and 11(e) above, including liability insurance that covers Landlord and Other Designated Additional Insureds as additional insureds. In addition to the requirements set forth above, each such contractor, and subcontractor will be required to maintain General Liability coverage to include completed operations coverage extending out through the date that is three (3) years after Tenant’s Work is Substantially Complete.

12. WAIVER AND INDEMNITY.

(a) Waiver by Tenant.

(i) Except as otherwise provided in this Lease: Tenant releases Landlord, Landlord’s members, each Mortgagee and their respective directors, officers, shareholders, affiliates, agents and employees (Landlord and each of said persons and entities being hereinafter individually called a “Landlord Party” and collectively called the “Landlord Parties”), from, and waives all claims for, damage or injuiy to person or property and loss of business sustained by Tenant and resulting from the Property or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Property. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by any equipment and apparatus, water, snow, frost, steam, roof leaks, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing Fixtures or sprinkler devices.

(ii) Despite the foregoing, nothing in this Section 12(a) will excuse Landlord or other Landlord Parties from liability for anything any of them may do that constitutes or qualifies as negligence, willful misconduct, or a breach of the other provisions of this Lease. Also, nothing in this Section 12(a) will excuse Landlord’s agreements in Section 12(c) below,

(b) TENANT INDEMNITY. TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE LANDLORD PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, ACTIONS, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES), FOR INJURIES TO ANY PERSONS AND DAMAGE TO OR THEFT OR MISAPPROPRIATION OR LOSS OF PROPERTY OWNED BY ANY THIRD PARTIES THAT:

(1)	OCCURS IN OR ABOUT THE PROPERTY; AND

(2)

ARISES FROM (A) THE TENANT’S USE AND OCCUPANCY OF THE PREMISES OR (B) ANY ACTIVITY, WORK, OR THING DONE, OR AUTHORIZED BY TENANT IN OR ABOUT THE PREMISES, INCLUDING, WITHOUT LIMITATION, ANY TENANT’S WORK PERFORMED BY OR ON BEHALF OF TENANT;

(EXCEPT IF AND TO THE EXTENT SAME IS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD PARTY), OR THAT IS PROXIMATELY CAUSED BY ANY DEFAULT UNDER THIS LEASE BY TENANT OR TENANT’S SUBTENANTS, ASSIGNEES, INVITEES, LICENSEES, EMPLOYEES, CONTRACTORS AND AGENTS (TENANT AND EACH OF SAID PERSONS AND ENTITIES BEING HEREINAFTER INDIVIDUALLY CALLED A “TENANT PARTY” AND COLLECTIVELY CALLED THE “TENANT PARTIES”). IF ANY SUCH PROCEEDING IS FILED AGAINST ANY LANDLORD PARTY, THEN TENANT SHALL DEFEND SUCH LANDLORD PARTY IN SUCH PROCEEDING AT TENANT’S SOLE COST BY LEGAL COUNSEL REASONABLY SATISFACTORY TO SUCH LANDLORD PARTY, IF REQUESTED BY SUCH LANDLORD PARTY. THE FOREGOING INDEMNITY SHALL SURVIVE THE END OF THE TERM.

(c) Landlord Indemnity. Landlord agrees to indemnify, defend and hold harmless the Tenant Parties from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys’ fees), for injuries to any persons and damage to or theft or misappropriation or loss of property owned by any third parties that:

(1) occurs in or about the Property; and

(2) arises from any activity, work, or thing done, or authorized by Landlord in or about the Common Areas;

(except if to the extent same is caused by the negligence or willful misconduct of any Tenant Party), or that is proximately caused by any default under this Lease by Landlord or other Landlord Parties. If any such proceeding is filed against any Tenant Party, then Landlord shall defend such Tenant Party in such proceeding at Landlord’s sole cost by legal counsel reasonably satisfactory to such Tenant Party, if requested by such Tenant Party. The foregoing indemnity shall survive the end of the Term.

13. FIRE AND CASUALTY.

(a) Damage. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, Base Rent and Tenant Reimbursement Amount shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (i)the Building shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building shall be required at a cost that will exceed 35% of the value of the

Building prior to the fire or other casualty (whether or not the Premises has been damaged); (ii) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; or (iii) the Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the casualty. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within ninety (90) days after the date of casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Premises. Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Also, in connection with the casualty, the waivers in Section 11(g) will apply.

(b) Restoration. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the “Completion Estimate”). If the Completion Estimate indicates that the Premises cannot be made tenantable within two hundred seventy (270) days from the date the repair and restoration is started, then regardless of anything in Section 13(a) above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the willful misconduct of any Tenant Party (e.g., arson). Also, if the damage was due to any negligent act or omission of a Tenant Party, then Tenant shall pay to Landlord the difference (if any) between the actual cost of repair and any insurance proceeds received by Landlord resulting from any commercially reasonable deductible that applies to Landlord’s property insurance.

14. CONDEMNATION. Either party may terminate this Lease if the whole or any material part of the Premises, or any part of Project B necessary for Tenant’s access to or parking for the Premises (unless reasonable alternative access or parking is provided), shall be taken or condemned for any public or quasi-public use under any applicable Law, by eminent domain or private purchase in lieu thereof (each, a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or the Property which would leave the remainder of the Building unsuitable for use as an industrial building in a manner comparable to the use of the Building prior to the Taking. In order to exercise its right to terminate this Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within forty-five (45) days after the terminating party first receives notice of the Taking and the scope of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or the Property occurs. If this Lease is not terminated, the leasable area of the Premises and/or the Property and Tenant’s Proportionate Share of Expenses and Tenant’s Proportionate Share of Taxes shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term effective as of the date when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking of the Land or real property improvements, the leasehold interest or sale proceeds from a sale in lieu thereof, shall be the property of Landlord, any right to receive such compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its expense, for Tenant’s Property, for business interruption, and for relocation expenses, provided the filing of the claim by Tenant does not purport to extend to any interest of Tenant in the Land or real property improvements or the leasehold interest under this Lease.

15. ASSIGNMENT AND SUBLETTING.

(a) Transfer. Except by a Permitted Transfer, Tenant shall not, without the prior written consent of Landlord, which approval will not be unreasonably withheld, delayed, or conditioned: (i) assign, reassign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or (ii) sublease the Premises, or any part thereof, whether voluntarily or by operation of Law; (iii) permit the use of the Premises by any person or entity other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence is hereinafter called a “Transfer”. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord’s consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee sign a commercially reasonable form of assumption agreement. If Tenant is a corporation, limited liability company, partnership, or similar entity, and if the person or entity which owns or controls a majority of the voting shares/rights in Tenant at any time changes, and such change was effectuated solely for the purpose of avoiding the consent requirement for a transfer of this Lease (i.e., a subterfuge), then such change of ownership or control shall constitute a Transfer.

(b) Permitted Transfer. Notwithstanding Section 15(a) above, each of the following will be a “Permitted Transfer” and will not require prior the consent of Landlord:

(i) a transfer (directly or indirectly) of any or all of the stock or other ownership interests in Tenant so long as Tenant is a corporation, limited liability company, partnership, or similar entity (unless such transfer is a subterfuge as described immediately above);

(ii) any other transaction that creates a Qualified Successor to Tenant so long as Tenant is a corporation, limited liability company, partnership, or similar entity;

(iii) a sale of all or substantially all of Tenant’s assets to a Qualified Purchaser;

(iv) any listing or registration of Tenant or its stock on a recognized security exchange;

(v) any subleases or similar arrangements that, in the aggregate, cover less than 20,000 square feet of the Premises and that are made to allow vendors, services suppliers, or customers of Tenant to operate in the Premises in ways that Tenant considers to be necessary or helpful to its business; and (vi) any assignment of this Lease or sublease of all or any part of the Premises, to an Affiliate of Tenant;

provided, that: (i) Tenant gives Landlord a written notice of (x) any assignment or sublease to the Affiliate not later than thirty (30) days prior to the effective date of such assignment or sublease, together with current financial statements of Tenant and of the Affiliate, and (y) any other Permitted Transfer not later than ten (10) days prior to the effective date of such Transfer (or upon such later date that Tenant is first permitted to give such notice if prohibited by law or contract to give such prior notice prior to such Transfer), together with current financial statements of Tenant and of the transferee; (ii) no Default by Tenant has occurred and is continuing under this Lease; (iii) with respect to any such Transfer that involves an assignment of this Lease, the assignee assumes this Lease by a written assumption agreement delivered to Landlord on or prior to the effective date of such assignment;

(vi) the transferee shall use the Premises only for Permitted Uses; (v) the occurrence of the Transfer shall not waive Landlord’s rights as to any subsequent Transfer; and (vi) Tenant shall not be released from any liability under this Lease (whether past, present or future) by reason of the Transfer.

(c) As used herein, (1) “Affiliate” means any person or entity who or which controls, is controlled by, or is under common control with Tenant and which is solvent and creditworthy, (2) ‘‘control” shall mean the possession of the power to direct the management and policies of the applicable controlled entity through the ownership (directly or indirectly) of more than fifty percent (50%) of the voting or equity securities in such controlled entity, (3) ‘‘Qualified Successor” means any business entity in which or with which Tenant is merged or consolidated in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations under this Lease are assumed by the Successor; and (B) the Tangible Net Worth of the Successor is not less than $38,000,000, (4) ‘‘Qualified Purchaser” means any person or entity who or which acquires all or substantially all of the assets of Tenant, so long as the Tangible Net Worth of the Purchaser is not less than $38,000,000; and (5) ‘‘Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding however, from the determination of total assets, all assets which would be classified as intangible assets under GAAP, including, without limitation, good will, licenses, patents, trademarks, trade names, copyrights and franchises.

(d) Tenant’s Request for Consent. If Tenant desires the consent of Landlord to a Transfer other than a Permitted Transfer, Tenant shall submit to Landlord at least sixty (60) days prior to the effective date of the Transfer, a written notice which includes current financial statements for the transferee, a complete copy of the Transfer documents and such other information as Landlord may reasonably request. Landlord shall not unreasonably withhold any such consent. However, Landlord shall not be deemed to have unreasonably withheld, delayed, or conditioned its consent if, in the judgment of Landlord: (i) the transferee is of a character, image or reputation which is not in keeping with the standards or criteria used by Landlord in leasing the Property; (ii) in ways that are material, the financial condition of the proposed transferee is inferior to the financial condition of Tenant; (iii) the purpose for which the transferee intends to use the Premises or portion thereof differs in any material way from the Permitted Uses; (iv) the transferee (or any Affiliate of the transferee) is then a tenant or occupant of space at the Property outside the Premises, and at the time of the Transfer the Property has other comparable unleased space available; (v) any portion of the Property or the Premises would likely become subject to materially more burdensome Laws as a result of the Transfer; (vi) the intended use of the Premises by the transferee would, in Landlord’s reasonable judgement, more likely than not cause a violation of

Section 2(f) above; or (vii) there are other reasonable justifications for Landlord’s withholding of the consent. If any Default has occurred and is continuing at the time Tenant requests Landlord’s consent to a proposed Transfer, then Landlord’s consent to such Transfer may be conditioned upon Tenant curing such Default. If any Default has occurred and is continuing during the term of any sublease, then Landlord may require that all sublease payments be made directly to Landlord during and for the period such Default continues, in which event Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord’s fifty percent (50%) share of any excess described in the next section), and the subtenant shall agree in writing (either in the sublease or in Landlord’s consent document) to make rental payments under the sublease directly to Landlord upon the subtenant’s receipt of a written notice from Landlord informing the subtenant of such Default and of Landlord’s election to receive such sublease rental payments directly from the subtenant. In addition, Tenant shall pay to Landlord all reasonable attorneys’ fees and expenses incurred by Landlord in connection with any Transfer other than a Permitted Transfer, whether or not Landlord consents to such Transfer.

(e) Excess Rent. If Landlord consents to any sublease that is not a Permitted Transfer, then Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of the sublease that is in excess of Base Rent and Tenant Reimbursement Amount payable to Landlord for the portion of the Premises and Term covered by the sublease. Tenant shall pay Landlord for Landlord’s share of any excess within thirty (30) days after Tenant’s receipt of each such excess consideration. However, before calculating the excess and making any such payment to Landlord, Tenant may deduct from the excess all reasonable, documented, out-of-pocket costs paid by Tenant to third parties to procure the sublease, including brokerage fees, marketing costs and construction costs.

(f) Assignment of Sublease Revenues. Tenant absolutely assigns to Landlord all of Tenant’s right, title and interest in and to all revenues from each sublease of all or any portion of the Premises; provided, however, that Landlord grants Tenant a license, which shall remain in effect so long as no Default exists, to collect all such revenues (subject to Tenant’s obligation to deliver certain of such revenues to Landlord under Section 15(d) above) and to enforce the sublease, to modify it, and to terminate it as Tenant deems appropriate. Upon the occurrence of a Default, Landlord may revoke such license by written notice to Tenant and may, by written notice to any subtenant of Tenant, demand that such subtenant pay all such revenues directly to Landlord. In such event Tenant hereby irrevocably authorizes and directs any such subtenant to pay such revenues to Landlord, and further agrees (i) that any such subtenant shall be obligated and entitled to pay such revenues to Landlord notwithstanding any contrary contentions or instructions later received from Tenant and (ii) that no such subtenant shall have any liability to Tenant for any such revenues paid to Landlord in accordance with the foregoing. Landlord shall not be entitled to use or enjoy any such revenues except for the purpose of applying such revenues against unfulfilled obligations of Tenant hereunder, or to reimburse Landlord for costs incurred as a result of any Default, or to compensate Landlord for other losses suffered by Landlord as a result of any Default. Any such revenues remaining in Landlord’s possession following the cure of all Defaults and the reimbursement of all such costs and losses shall be delivered to Tenant. No such notice to any subtenant or receipt of revenues from any subtenant shall be deemed to constitute either (y) Landlord’s consent to such sublease or (z) the assumption by Landlord of any obligation of Tenant under such sublease, nor shall any such notice or receipt create privity of contract between Landlord and the applicable subtenant or be construed as a nondisturbance or similar agreement between Landlord and such subtenant.

16. SURRENDER. Upon the end of the Term or termination of Tenant’s right to possession of the Premises, Tenant shall (a) return the Premises to Landlord in good order and broom clean condition, free of debris, Ordinary Wear and Tear and damage by fire or other casualty excepted, and (b) remove all of the Required Removables and ail of Tenant’s Property (including all telecommunications cabling and wiring), which removal shall be done in a good, workmanlike and lien-free manner, and upon such removal Tenant shall repair all damage to the Premises and the Property caused by the installation or removal of such items. If Tenant does not so remove any items comprising Tenant’s Property or the Required Removables, then Landlord may remove such items and repair and restore the Premises, and Tenant shall pay the cost of such removal, repair and restoration to Landlord upon demand. Also, if Tenant does not remove any items comprising Tenant’s Property or the Required Removables, then Tenant shall be conclusively presumed to have conveyed such items to Landlord without further payment or credit by Landlord to Tenant, or at Landlord’s sole option, such items shall be deemed abandoned, in which event Landlord may cause such items to be stored, removed or disposed of at Tenant’s expense, without notice to Tenant and without obligation to compensate Tenant.

17. DEFAULTS AND REMEDIES.

(a) Default. The occurrence of each of the following shall constitute an event of default by Tenant under this Lease (a “Default”):

(i) Payments of Base Rent. Tenant fails to pay any Base Rent on or before the date it first becomes due, and the failure continues for 7 days after Tenant is notified of the failure; or, Tenant fails to pay any Base Rent on or before the date it first becomes due more than two times in any period of 12 consecutive calendar months, regardless of whether any of the payments are later made within the 7-day period after notice.

(ii) Payments Other Than Base Rent. Tenant fails to pay any amount required by any of this Lease (other than Base Rent) on or before the date it first becomes due, and the failure continues for 7 days after Tenant is notified of the failure; or, Tenant fails to pay any such amount (other than Base Rent) on or before the date it first becomes due more than two times in any period of 12 consecutive calendar months, regardless of whether any of the payments are later made within the 7-day period after notice.

(iii) Expiration or Termination of a Letter of Credit. Any Letter of Credit issued to Landlord expires or is terminated before the End Date and before Tenant causes a Qualified Bank to issue a new, substitute Qualified LC to Landlord to replace the expired or terminated Letter of Credit.

(iv) Dishonor of a Letter of Credit. After receiving a request and proper documentation from Landlord for a draw under a Letter of Credit permitted by Section 4(e) above, the issuer of the Letter of Credit fails to pay the requested draw within the time allowed by the Letter of Credit.

(v) Failure to Timely Deliver a Letter of Credit. Tenant fails to cause a Qualified Bank to deliver a new, substitute Qualified LC to Landlord on or before the date that such delivery is required according to Section 4(b) above.

(vi) Failure to Timely Deliver an Estoppel Certificate. Tenant fails to execute and return an Estoppel Certificate required by Section 20 below within 10 days after receiving the Estoppel Certificate and a request from Landlord for Tenant’s execution of the same, and such failure continues for an additional 5 business days after Tenant receives another notice from Landlord, stating that:

(1)	because of Tenant’s failure to sign and return the Estoppel Certificate within the 10 business days after Tenant received it, Tenant is at risk of a Default under Section 17(a)(vi) of this Lease; and

(2)

if the failure continues for more than 5 business days after Tenant’s receipt of the notice, Landlord will have the right to terminate this Lease or Tenant’s right to possession pursuant to Section 17(b) of this Lease.

(vii) Failure to Timely Deliver a Subordination Agreement. Tenant fails to execute and return a Subordination Agreement with a Nondisturbance Provision (as contemplated in Section 21(b)) within 10 days after receiving the Subordination Agreement and a request from Landlord for Tenant’s execution of the same, and such failure continues for an additional 5 business days after Tenant receives another notice from Landlord, stating that:

(1)

because of Tenant’s failure to sign and return the Subordination Agreement within the 10 business days after Tenant received it, Tenant is at risk of a Default under Section 17(a)(vii) of this Lease; and

(2)

if the failure continues for more than 5 business days after Tenant’s receipt of the notice, Landlord will have the right to terminate this Lease or Tenant’s right to possession pursuant to Section 17(b) of this Lease.

(viii) Breach of Other Requirements. Tenant fails to comply (other than as described in the other subsections of this Section 17(a)) with any provision in this Lease, and the failure is not cured before the earlier of (A) 30 days after notice thereof is given to Tenant, (B) the last business day before the last day of the Term, (C) the date any writ or other court order is issued for the levy or sale of Project B or any other property of Landlord because of the failure, or (D) the date any criminal prosecution is instituted or overtly threatened against Landlord or any of its Affiliates because of the failure; except that, so long as no such writ or order is issued and no such criminal prosecution is instituted or overtly threatened, the 30-day period within which Tenant may cure the failure will be extended by an additional 90 days, subject to the following conditions: (l)the failure can be cured by Tenant, but only with the extension of time despite Tenant’s diligent effort to cure; (2) Tenant must have promptly commenced the cure after being notified of the failure, and after commencing the cure Tenant must continuously pursue the cure with reasonable diligence (and must keep Landlord informed of such steps to cure and the progress made); and (3) no extension of the period for cure will continue beyond the last business day before the last day of the Term.

(b) Remedies. When any Default has occurred and is continuing, Landlord shall have the right without further notice or demand to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

(i) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant’s Property and all parties occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of the Default, whether by Landlord’s inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall mean and include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises for the remainder of the scheduled Term, including, without limitation, reasonable legal fees, and (to the extent fairly allocable to the remainder of the scheduled Term) brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(ii) Terminate Tenant’s right to possession of the Premises (without termination of this Lease) and in compliance with applicable Law, expel and remove Tenant, Tenant’s Property and all parties occupying all or any part of the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Except as required by Laws (including Section 91.006 of the Texas Property Code), Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The reentry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless and until a written notice of termination is given to Tenant.

(iii) In lieu of calculating damages under Sections 15(b)(1) or 15(b)(ii) above, Landlord may elect to receive as damages the sum of (A) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (B) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the “Prime Rate” as defined in The Wall Street Journal (or direct successor publication) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

(c) Other Remedies. Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease as necessary to cure outstanding Defaults or to mitigate damages resulting therefrom, and if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all rights and remedies set forth in this Lease: (i) shall be in addition to any and all other rights and remedies Landlord may have at Law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

(d) Waiver of Trial by Jury. Landlord and Tenant waive trial by juiy in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

(e) Attorney’s Fees. If either Landlord or Tenant brings an action or proceeding to enforce or defend its rights under this Lease the Prevailing Party in any such action or proceeding, or appeal thereon, shall be entitled to receive (and shall be awarded) all of its court costs and reasonable attorneys’ fees. Such costs and fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. As used herein, “Prevailing Party” shall mean the party who substantially attains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense.

(f) Venue. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought either in any court with jurisdiction sitting in Dallas or Tarrant County, Texas. That will include any action instigated by Landlord to regain possession of any part of the Premises or for any other equitable relief against Tenant in the state courts of Texas. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

18. HOLDING OVER. If Tenant retains possession of any part of the Premises after the end of the Term or termination of Tenant’s right to possession of the Premises (it being agreed that Tenant’s failure to timely remove Tenant’s Property or the Required Removables from the Premises shall also be considered a retention of the Premises by Tenant), then such retention of possession shall be considered a tenancy “at will” or “sufferance” (and not a month-to-month tenancy) for the entire Premises, and Tenant shall pay Rent during such holding over at a rate equal to 125% of the rate used to calculate gross monthly Rent in effect under this Lease immediately preceding such holding over for the first 30 days of such holdover, and thereafter at a rate equal to 150% of the rate used to calculate gross monthly Rent in effect under this Lease immediately preceding such holding over, computed on a weekly basis for each week or partial week that Tenant remains in possession. In addition to the payment of the amounts provided above, if such holdover extends beyond sixty (60) days and Landlord is unable to timely deliver possession of any part of the Premises to a new tenant as a result of Tenant’s holdover then Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages that Landlord suffers from the holdover. The provisions of this Section 18 do not waive Landlord’s right of re-entry or right to regain possession by actions at Law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant. Notwithstanding anything herein to the contrary, pursuant to Section 91.001(c) of the Texas Property Code, Landlord and Tenant specifically agree that no notice to terminate Tenant’s tenancy hereunder will be required from and after the expiration of the Term of this Lease under Section 91.001 or Section 24.005 of the Texas Property Code before Landlord files a forcible detainer suit on grounds that the tenant is holding over beyond the end of the rental term or renewal period (if any) hereof; and any sublease hereunder shall not be approved unless it also contains a specific comparable waiver by the subtenant thereunder.

19. SUBSTITUTION OF OTHER PREMISES. Intentionally deleted.

20. ESTOPPEL CERTIFICATES. Tenant agrees from time to time upon written request from Landlord, but not more often than twice in any calendar year, to execute and deliver to Landlord or to any third party designated by Landlord in such request, a written estoppel certificate (an “Estoppel Certificate”), certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that to Tenant’s knowledge Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease except as provided in this Lease (or if Tenant believes there are any other off-sets or defenses, a full and complete explanation thereof); and (vi) such additional factual matters concerning this Lease as may be reasonably requested by Landlord. Estoppel Certificates may be relied upon by any prospective purchaser, Mortgagee, prospective Mortgagee, or other person having or acquiring an interest in the Building. Within ten (10) days after receipt from Landlord of any requested Estoppel Certificate, Tenant shall execute and return the Estoppel Certificate to Landlord (or to any such designated third party), provided Tenant may modify any provisions in the requested Estoppel Certificate to reflect Tenant’s understanding of such facts; otherwise, the failure of Tenant to do so shall automatically constitute Tenant’s approval of the requested Estoppel Certificate as though such Estoppel Certificate had been executed and delivered by Tenant to Landlord or such designated third party in form identical to the form submitted by Landlord to Tenant.

21. SUBORDINATION.

(a) This Lease is and shall be expressly subject and subordinate at all times to the following (each, a “Superior Instrument”): (i) any ground or underlying lease of the Property, now or hereafter existing, and all amendments, renewals and modifications to any such lease; and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Property and/or the leasehold estate under any such lease. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be (each, a “Mortgagee”), Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Superior Instrument to this Lease by sending Tenant notice in writing subordinating the Superior Instrument to this Lease. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such Mortgagee or purchaser at foreclosure, to execute and deliver any instrument (a “Subordination Agreement”) as may be required by such person to confirm such subordination and/or attornment. Tenant’s failure to execute and deliver any Subordination Agreement within ten (10) days after written request from Landlord shall automatically constitute Tenant’s acknowledgement and agreement that this Lease is subordinate (or superior as the case may be) to the Superior Instrument identified in the Subordination Agreement submitted by Landlord to Tenant.

(b) Notwithstanding anything in this Section 21 to the contrary, Tenant shall not be obligated to sign any Subordination Agreement with respect to any Superior Instrument unless the Superior Instrument includes a Nondisturbance Provision. (As used herein, a “Nondisturbance Provision” means an express provision in a Superior Instrument stating that, despite any other provisions therein to the contrary, Tenant’s right of possession of the Premises and other rights under this Lease shall not be disturbed by reason of any foreclosure, termination, or enforcement of the Superior Instrument so long as there is no Default by Tenant under this Lease.) Furthermore, despite the automatic subordination contemplated by the preceding Section 21(a), no Mortgagee or foreclosure purchaser may disturb Tenant’s right of possession of the Premises or other rights under this Lease so long as there is no Default by Tenant under this Lease.

(c) Landlord represents that as of the date of this Lease there is no Superior Instrument encumbering the Property.

22. ENVIRONMENTAL MATTERS.

(a) Definitions:

(i) “Environmental Law or Laws” shall mean any and all federal, state or local laws, regulations, ordinances, rules, orders, directions, requirements or court decrees pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises, including, without limitation, the Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901, et seq.), and regulations promulgated thereunder (“RCRA”); the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C. §9601, et seq.), and regulations promulgated thereunder (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §1801, et seq.), and regulations promulgated thereunder; the Toxic Substances Control Act, as amended (15 U.S.C. §2601, et seq.), and regulations promulgated thereunder; the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. §136, et seq.), and regulations promulgated thereunder; the Federal Water Pollution Control Act (the Clean Water Act), as amended (33 U.S.C. §1251, et seq.), and regulations promulgated thereunder; the Safe Drinking Water Act, as amended (42 U.S.C. §300f et seq.), and regulations promulgated thereunder; the Clean Air Act, as amended (42 U.S.C. §7401 et seq.), and regulations promulgated thereunder; and all parallel, similar or relevant Laws.

(ii) “Hazardous Materials” shall mean any (A) hazardous waste as defined in RCRA, (B) hazardous substance as defined in CERCLA; (C) petroleum or liquid petroleum or wastes; and (D) any other toxic or hazardous substances that may be regulated from time to time by applicable Environmental Laws.

(iii) “Environmental Conditions” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials on, from, or about the Premises other than in compliance with applicable Environmental Laws. The term “Environmental Conditions” includes, but is not limited to, the presence of Hazardous Materials on, from, or about the Premises attributable to the operation of any underground or above-ground storage tanks, oil/water separators, or in-ground hydraulic lifts or hoists, and associated equipment.

(iv) “Environmental Costs” shall mean any and all judgments, damages, penalties, fines, costs, liabilities, obligations, losses, or expenses of whatever kind and nature (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of leasable space, damages arising from any adverse impact on marketing of space, sums paid in settlement of claims, attorney fees, consultant fees and expert fees), arising from or incurred in connection with Environmental Conditions, including, but not limited to, those relating to the presence, investigation, or remediation of Hazardous Materials.

(v) “Excluded Environmental Conditions” means Environmental Conditions that:

(A) exist as of the Delivery Date;

(B) result from the actions of Landlord;

(C) result from the underground migration of Hazardous Materials from a location outside the Premises through no fault of Tenant; or

(D) occurs after the expiration of the Term and Tenant’s surrender of the Premises and is not caused by a Tenant Party.

(b) Representations, Warranties and Covenants: Tenant represents, warrants and covenants to and with Landlord that:

(i) Tenant has the full right, power, and authority to cany out its environmental obligations hereunder.

(ii) Tenant is financially capable of performing and satisfying its environmental obligations hereunder.

(iii) To Tenant’s knowledge, Tenant is not now in violation of any applicable Environmental Law, including, but not limited to, any Environmental Law relating to the generation, handling, usage, transportation, treatment, storage, or disposal of Hazardous Materials, nor is it subject to any existing or pending action by any governmental authority in connection therewith.

(iv) Tenant’s generation, handling, usage, transportation, treatment, storage, or disposal of Hazardous Materials at the Premises shall at all times comply with applicable Environmental Laws in all material respects, and will not cause or allow any material Environmental Condition (other than Excluded Material Conditions, if any) to occur or exist

(v) Tenant, at its expense, shall comply with each Environmental Law pertaining to the Premises or Tenant’s use of the Premises, and with all directions, of all public officers issued pursuant to any Environmental Law, which shall impose any duty upon the owner or operator with respect to the use or occupancy of the Premises, except that Tenant does not assume responsibility for Excluded Environmental Conditions.

(vi) Tenant will not install, use or operate any underground storage tank without the express written permission of Landlord, which permission may be withheld in Landlord’s sole and arbitrary discretion.

(c) Notice. Tenant shall give immediate written notice to Landlord of (i) any proceeding or inquiry instituted against Tenant or the Premises (if Tenant has notice thereof) by any Governmental Authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other areas,

(i) all claims made or threatened against Tenant or otherwise known to Tenant relating to any loss or injury resulting from any Hazardous Materials on or about the Premises, and (iii) Tenant’s discovery of any occurrence or condition on any property adjoining or in the vicinity of the Premises that Tenant reasonably expects or believes will or may result in any restrictions on the ownership, occupancy, transferability, or use of any of the Property under any Environmental Law.

(d) INDEMNIFICATION. TENANT SHALL DEFEND, WITH COUNSEL REASONABLY APPROVED BY LANDLORD, ALL ACTIONS AGAINST LANDLORD WITH RESPECT TO, AND PAY, PROTECT, INDEMNIFY, AND HOLD HARMLESS, TO THE EXTENT PERMITTED BY LAW, LANDLORD FROM AND AGAINST ANY AND ALL ENVIRONMENTAL COSTS OF ANY NATURE ARISING OUT OF, OR CLAIMED BY ANY THIRD PARTY TO BE ARISING OUT OF, ANY ENVIRONMENTAL CONDITIONS OTHER THAN EXCLUDED ENVIRONMENTAL CONDITIONS. (NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, LANDLORD AGREES THAT TENANT SHALL NOT BE RESPONSIBLE FOR EXCLUDED ENVIRONMENTAL CONDITIONS.) THIS INDEMNIFICATION SHALL INCLUDE WITHOUT LIMITATION ENVIRONMENTAL COSTS ARISING OUT OF ANY VIOLATIONS OF ENVIRONMENTAL LAWS (OTHER THAN VIOLATIONS CONSISTING OF OR CAUSED BY EXCLUDED ENVIRONMENTAL CONDITIONS), REGARDLESS OF ANY REAL OR ALLEGED FAULT, NEGLIGENCE, WILLFUL MISCONDUCT, GROSS NEGLIGENCE, BREACH OF WARRANTY, OR STRICT LIABILITY ON THE PART OF TENANT. THE FOREGOING INDEMNITY SHALL SURVIVE THE END OF THE TERM.

(e) Disclosure. Prior to the Commencement Date, and prior to January 1 of each year of the Term, including January 1 of the year immediately following the year during which the Term ends, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used or disposed of on the Premises in material quantities, or which Tenant intends to store, use or dispose of on the Premises, except those described in Section 22(h) below. Further, Tenant shall provide Landlord a copy of eveiy document related to the Property that Tenant makes available to any Governmental Authority or to any person under any Environmental Law.

(f) Inspection. Landlord shall have the right, but not the duty, to inspect the Premises at any time (during normal business hours and after reasonable notice to Tenant) to determine whether Tenant is complying with the terms of this Section 22. If Tenant is not in compliance and does not promptly and diligently work to achieve compliance after receipt of a notice of noncompliance from Landlord, then Landlord shall have the right to immediately enter upon the Premises to remedy, at Tenant’s expense, any Environmental Conditions caused by Tenant’s failure to comply. Any such remediation measures by Landlord shall be done in accordance with the recommendations of Landlord’s geotechnical engineers and/or consultants, and/or the requirements of any Governmental Authority having jurisdiction over such matters. Tenant shall pay to Landlord, as additional rent, all Environmental Costs incurred by Landlord in performing any such remediation measures within thirty (30) days after Landlord’s written request therefore. Landlord shall use reasonable efforts to minimize interference with Tenant’s business operations, but Landlord shall not be liable for any interference caused thereby.

(g) Tenant’s Environmental Insurance. To ensure the availability of funds to satisfy Tenant’s environmental obligations under this Section 22, on or before the execution of this Lease, Tenant, at its expense, at Landlord’s discretion shall maintain pollution legal liability insurance with minimum limits of [******] Dollars ($[******]) with respect to the Premises, providing coverage for on-site and off-site cleanup costs and third-party bodily injury and property damage claims arising from on-site and off-site Environmental Conditions.

(h) Permitted Hazardous Materials. Tenant’s Permitted Use will include the use of reasonable quantities, properly labeled and contained, of other maintenance and cleaning supplies in the ordinary course of Tenant’s business for purposes other than the cleaning of clothing, accessories, and other inventory; provided, however, that Tenant must use, transport, store, handle, and dispose of those supplies in accordance with Laws and accepted industry standards and practices.

23. TENANT’S BROKER. Tenant represents to Landlord that Tenant has dealt only with the real estate broker, if any, set forth in the Schedule (“Tenant’s Broker”) in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease on Tenant’s behalf or is entitled to any commission by reason of its representation of Tenant. Tenant agrees to indemnify, defend and hold the Landlord Parties harmless from and against any claims for a fee or commission made by any broker, other than Tenant’s Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease, Landlord agrees to pay Tenant’s Broker a commission subject to the terms and conditions of a separate agreement between Landlord and Tenant’s Broker.

24. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address for such party described in the Schedule or at such other address as either party may hereafter designate by giving written notice to the other party in the same manner as herein specified for notices. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service or by a locally recognized ground courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or (with respect only to notices sent through the United States certified mail, return receipt requested), three (3) business days after deposit with the U.S. Postal Service.

25. MISCELLANEOUS.

(a) Successors and Assigns. Subject to Section 15 above, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

(b) Entire Agreement. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing and signed by Landlord and Tenant.

(c) Time of Essence. Time is of the essence of this Lease and each and all of its provisions, specifically including, without limitation, the payment of Rent and the exercise of any option or right in favor of Tenant under this Lease. That does not mean, however, that a missed deadline will justify a termination of this Lease before any notice requirements provided herein are satisfied or any cure periods provided herein have expired.

(d) Execution and Delivery.

(i) Submission of this Lease for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant.

(ii) Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for ten (10) business days after such delivery.

(iii) Tenant covenants, warrants and represents that: (A) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (B) this Lease is binding upon Tenant, subject to any limitations or qualifications imposed by Laws; and (C) Tenant is legally existing in the state of its organization and is qualified to do business in the state of Texas.

(iv) Landlord covenants, warrants and represents that: (A) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (B) this Lease is binding upon Landlord, subject to any limitations or qualifications imposed by Laws; and (C) Landlord is legally existing in the state of its organization and is qualified to do business in the state of Texas.

(e) Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

(f) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

(g) Delay in Possession. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on or before the Delivery Date for causes outside Landlord’s reasonable control. If Landlord is unable to deliver possession of the Premises to Tenant on or before the Delivery Date, then the Delivery Date shall be deferred until the date upon which Landlord can deliver possession of the Premises to Tenant, in which event the Commencement Date and the Expiration Date shall each be deferred by an equal number of days. (But see Section 5(f) above.)

(h) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

(i) Force Majeure. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, delay in obtaining any governmental permit or license, including any building permit, shortage of materials, act of God or other causes beyond Landlord’s reasonable control, provided that in no event shall this provision excuse or permit any delay in the proper application or handling of LC Proceeds, or any delay in the cure of any default which may be cured by the payment of money. Likewise, Tenant shall not be in default hereunder and Landlord shall not be excused from performing any of its obligations hereunder if Tenant is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, delay in obtaining any governmental permit or license, including any building permit, shortage of materials, act of God or other causes beyond Tenant’s reasonable control, provided that in no event shall this provision excuse or permit any delay in the payment of Rent or the delivery of any required Qualified Letter of Credit, or any delay in the cure of any default which may be cured by the payment of money.

(j) Financial Statements.

(i) Within fifteen (15) days after Landlord’s request, but not more often than twice in any calendar year, Tenant will deliver to Landlord, the most recent audited financial statements (including all notes to such statements) of Tenant, or, if no such audited statements have been prepared, then unaudited financial statements (including all notes to such statements) certified by Tenant’s Chief Financial Officer as being true and correct in all material respects and containing no material misstatements or omissions therein, unless and except as otherwise explained or noted therein (the “Financial Statements”).

(ii) Landlord acknowledges the importance to Tenant of maintaining the confidentiality of its Financial Statements. Landlord shall not disclose any aspect of any Financial Statements provided by Tenant, except (i) to any Mortgagee, prospective Mortgagee, or prospective purchaser of the Building (a “Permitted Recipient”), and (ii) if required by court order or subpoena. Also, when disclosing any aspect of the Financial Statements to a Permitted Recipient, Landlord shall advise the Permitted Recipient of the confidential nature thereof and shall, by instruction to or agreement with the Permitted Recipient, endeavor to require the Permitted Recipient not to disclose any aspect of the Financial Statements. Landlord may use any Financial Statements provided by Tenant to evaluate and monitor Tenant’s ability to perform its obligations under this Lease, but not for any other purposes.

(iii) Tenant represents and warrants to Landlord that all financial information of Tenant delivered or to be delivered to Landlord by or on behalf of Tenant is and will be true and correct in all material respects and will contain no material misstatements or omissions therein, unless and except as otherwise explained or noted therein.

(k) Headings. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

(l) No Implied Waiver.

(i) No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any Default shall be implied from any omission by Landlord to take any action on account of such Default if such Default persists or be repeated, and no express waiver shall affect any Default other than the Default specified in the express waiver and then only for the time and to the extent therein stated.

(m) Recording. If requested by Tenant, Landlord will sign a memorandum of this Lease in recordable form, which Tenant may file in the local real property records. However, any such memorandum will not disclose the Rents required by this Lease. If the parties do not agree on some other form, the recording memorandum will be in the form attached as Exhibit K.

(n) Except as specifically and expressly provided in the Lease, no failure of Landlord or Tenant to insist at any time on the strict performance of, or to exercise any right or remedy available to it under, this Lease will constitute a waiver by it of any of its rights or remedies then or for the future. No waiver by Landlord or Tenant of, or acceptance by it of redress for, any breach of this Lease by the other party will constitute a waiver of any similar subsequent breach. Any express waiver by Landlord or Tenant of any provision of this Lease will affect only the term or condition specified in the waiver and only for the time and in the manner specifically stated in the waiver. No waiver of any provision of this Lease by Landlord or Tenant will be effective unless expressed in writing and signed by it. No receipt or acceptance by Landlord of any payment from Tenant with knowledge of a Default will constitute a waiver of the Default. Without limiting the forgoing, the acceptance by Landlord of any payment from Tenant in an amount less than the entire amount of all Rents then due will not constitute a waiver of Tenant’s failure to pay the entire amount of all Rents due or in any way excuse any other Default..

(o) Relationship of Parties. It is the intention of this Lease to create the relationship between the parties hereto of only landlord and tenant and no other relationship whatsoever, and nothing contained in this Lease (including, without limitation, the method of determining Rent) shall be construed to make the parties partners or joint venturers or to render either party liable for any of the debts or obligations of the other party.

(p) Recapture Right. If Tenant vacates or abandons the Premises for a period of at least six (6) months, then and notwithstanding the fact that such vacation or abandonment may not ipso facto constitute a Default, Landlord shall have the right to terminate this Lease and recapture the Premises by giving Tenant a written notice thereof at any time after the expiration of said 6-month period and before Tenant resumes the occupancy of the Premises.

(q) Counterparts. This Lease may be executed in counterparts and each copy of this Lease to which is attached counterpart signature pages collectively containing the signatures of all of the parties hereto shall be deemed for all purposes to be a fully executed original of this Lease.

(r) Limitation on Landlord’s Liability.

(i) It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by the members in Landlord or of any other Landlord Parties except Landlord.

(ii) Also, any liability of Landlord itself for damages for any breach or nonperformance by Landlord shall be collectible only out of Landlord’s interest in the Property, as the same may then be encumbered, and no personal liability hereunder is assumed by, nor at any time may be asserted against Landlord, all such personal liability, if any, being expressly waived and released by Tenant. (To be clear, as used in this Section 25(r)(ii), the “personal liability” of Landlord means liability beyond Landlord’s interest in the Property. Nothing in this Section 25(r) will prevent Tenant from suing Landlord for a breach of this Lease, or from obtaining a judgment against Landlord, or from executing the judgment against the Property. However, even if Tenant obtains a judgment against Landlord for a breach of this Lease, Tenant may not execute the judgment against any assets of Landlord other than the Property.)

(iii) Tenant further expressly understands and agrees that Landlord’s agent executes this Lease, not in its own right but solely as Landlord’s agent and that nothing in this Lease shall be construed as creating any liability whatsoever against such Landlord’s agent, its members or their respective shareholders, directors, officers or employees and in particular. Without limiting the generality of the foregoing, none of them shall be liable to pay any indebtedness or sum accruing hereunder, or to perform any covenant or agreement whether express or implied herein contained, it being agreed that Landlord shall have sole responsibility therefor.

(iv) Landlord shall have the right to sell or convey and/or master lease the Building, and in connection therewith, to transfer and assign its rights under this Lease, and upon any such transfer and assignment Landlord shall be released from all obligations of the landlord under this Lease accruing after the effective date of such transfer or assignment, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

(v) Despite the foregoing, nothing in this Section 25(r) will limit or release any rights of Tenant to recover Mishandled LC Proceeds from Landlord or any Landlord Party who receives those Mishandled LC Proceeds.

(s) Anti-Terrorism Representation. Each party to this Lease (Landlord and Tenant) represents that neither it nor any of its affiliates or constituents nor, to the best of its knowledge, any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or (iii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Each party also represents and warrants that neither it nor any of its affiliates or constituents nor, to the best of its knowledge, any brokers or other agents of same, (1) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, and (2) are a person described in section 1 of the Anti-Terrorism Order; and to the best knowledge of the party making this representation and warranty, neither it nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person. If at any time any of the foregoing representations and warranties becomes false then it shall be considered a default under this Lease by the party who made the false representation or warranty and, and the other party shall have the right to exercise all of the remedies set forth in this Lease in the event of a default or to terminate this Lease immediately.

(t) Parking. Subject to any temporary interruptions to Tenant’s parking during repairs made by Landlord as provided in subsection 8(c) of this Lease and subject to applicable Laws, during the Term, so long as Tenant remains in possession of the Premises, Tenant and its employees and invitees may park in the parking areas serving the Building as shown on Exhibit C in the areas surrounding the Premises. Tenant agrees not to use any of the parking spaces north of the Premises. As part of Landlord’s Work Landlord shall install parking spaces in those areas (by painting parking space striping as shown on Exhibit C). Tenant may reserve up to a total of 585 spaces (see estimated parking count on Exhibit C attached hereto) for the exclusive use of Tenant and its employees and invitees.

(u) Signage. For so long as this Lease is in full force and effect and Tenant is not in Default hereunder, and subject to all applicable codes and ordinances and governmental unit approval, Tenant shall have the right to display signage on the exterior of and near the entrances to the Premises. No other tenant or licensee of Landlord will display signage on the exterior of or near the entrances to the Premises. Other tenants or licensees may, however, be authorized by Landlord to display signage at other locations at Project B. Any exterior signage of Tenant (whether one or more, the “Signs”) must be installed and maintained by Tenant. Also, the size, location, design, color, material and graphics of the Signs will be subject to Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed). Tenant shall pay all costs and expenses associated with the installation, maintenance and removal of the Signs and to obtain any and all permits required for the Signs. Upon the expiration or termination of this Lease or termination of Tenant’s right to possession of the Premises, Tenant, at its expense, shall remove the Signs and shall repair and restore any damage caused by such removal.

(v) Waiver of Landlord’s Lien. Simultaneously with the full execution of the Lease, Landlord, Tenant and Tenant’s existing lender shall execute and deliver an agreement containing a waiver of Landlord’s lien on Tenant’s Property for the benefit of Tenant’s lender in a form reasonably satisfactory to the parties thereto. Without limiting any provision of that waiver, Landlord hereby waives any statutory landlord’s or other lien Landlord may have against any property of Tenant—other than Tenant’s rights in relation to any Letters of Credit, LC Proceeds, or any Security Deposit Accounts, all of which will serve as security for Tenant’s obligations under this Lease.

[END OF LEASE BODY EXHIBITS FOLLOW]

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT A

[OMITTED]

A-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT B

[OMITTED]

B-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT C

[OMITTED]

C-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT C-l

[OMITTED]

C-1-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT D

[OMITTED]

D-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT E

[OMITTED]

F-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT F

[OMITTED]

F-2

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT F-l

[OMITTED]

F-1-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT F-2

[OMITTED]

F-2-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT F-3

[OMITTED]

F-3-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT G

[OMITTED]

H-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT H

[OMITTED]

H-2

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT I

[OMITTED]

I-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT J

[OMITTED]

J-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT K

[OMITTED]

J-1

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

Annex 1

[OMITTED]

K-2

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

Annex 2

[OMITTED]

K-3

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT L

[OMITTED]

L-1